                                                                     EXHIBIT 10.

                                 LEASE AGREEMENT

                                 BY AND BETWEEN

                             MAIN STREET ASSOCIATES

                                       AND

                        THORATEC LABORATORIES CORPORATION

                                   Dated as of
                                 July 25, 1996
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                                                                                                               PAGE
1.       Parties................................................................................................  1

2.       Demise of Premises.....................................................................................  1

3.       Lease Term.............................................................................................  1
         A.       Lease Term....................................................................................  1
         B.       Commencement Date.............................................................................  1
         C.       Rental Commencement Date......................................................................  2
         D.       Failure to Deliver............................................................................  2

4.       Rent...................................................................................................  2
         A.       Time of Payment...............................................................................  2
         B.       Monthly Installment...........................................................................  3
         C.       Definitions...................................................................................  3
         D.       Late Charge...................................................................................  4
         E.       Additional Rent...............................................................................  4
         F.       Place of Payment..............................................................................  5

5.       Use of Premises........................................................................................  5
         A.       Restrictions on Use...........................................................................  5

6.       Taxes and Assessments..................................................................................  5
         A.       Tenant's Property.............................................................................  5
         B.       Property Taxes................................................................................  5
         C.       Proposition 13 Exclusion......................................................................  6
         D.       Property Taxes Defined........................................................................  6
         E.       Tenant's Right to Contest.....................................................................  7

7.       Insurance..............................................................................................  7
         A.       Indemnities...................................................................................  7
         B.       Liability Insurance...........................................................................  7
         C.       Property Insurance............................................................................  8
         D.       Tenant's Property Insurance................................................................... 10
         E.       Mutual Waiver of Subrogation.................................................................. 10

8.       Utilities.............................................................................................. 10

9.       Repairs and Maintenance................................................................................ 10
         A.       Landlord's Repairs............................................................................ 10
         B.       Tenant's Repairs.............................................................................. 11

10.      Alterations............................................................................................ 12
         A.       Limitations................................................................................... 12
         B.       Alterations Required by Law................................................................... 13

11.      Acceptance of the Premises............................................................................. 13

12.      Default................................................................................................ 14
         A.       Events of Default............................................................................. 14
         B.       Remedies...................................................................................... 15
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
13.      Destruction............................................................................................ 16
         A.       Landlord's Duty to Restore.................................................................... 16
         B.       Landlord's Right to Terminate................................................................. 17
         C.       Tenant's Right to Terminate................................................................... 19
         D.       Abatement of Rent............................................................................. 19

14.      Condemnation........................................................................................... 20
         A.       Definition of Terms........................................................................... 20
         B.       Rights........................................................................................ 20
         C.       Total Taking.................................................................................. 20
         D.       Partial Taking................................................................................ 21

15.      Mechanics' Lien........................................................................................ 21

16.      Inspection of the Premises............................................................................. 21

17.      Compliance with Laws................................................................................... 21

18.      Subordination.......................................................................................... 22
         A.       Priority...................................................................................... 22
         B.       Subsequent Security Instruments............................................................... 22
         C.       Documents..................................................................................... 22
         D.       Tenant's Attornment........................................................................... 23
         E.       Non-Disturbance Agreement from any Existing
                  Lender........................................................................................ 23

19.      Holding Over........................................................................................... 23

20.      Notices................................................................................................ 24

21.      Attorneys' Fees........................................................................................ 24

22.      Subleasing and Assignment.............................................................................. 24
         A.       Landlord's Consent Required................................................................... 24
         B.       Transferee Information Required............................................................... 25
         C.       Landlord's Rights............................................................................. 25
         D.       Permitted Transfers........................................................................... 26

23.      Successors............................................................................................. 26

24.      Mortgagee Protection................................................................................... 26

25.      Estoppel Certificate and Financial Statements.......................................................... 26

26.      Surrender of Lease Not Merger.......................................................................... 27

27.      Waiver................................................................................................. 27

28.      General................................................................................................ 27
         A.       Captions...................................................................................... 27
         B.       Definition of Landlord........................................................................ 27
         C.       Time of Essence............................................................................... 28
         D.       Severability.................................................................................. 28
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                                                                                                               PAGE
         E.       Quiet Enjoyment............................................................................... 28
         F.       Law........................................................................................... 28
         G.       Agent......................................................................................... 28
         H.       Lender........................................................................................ 28
         I.       Landlord Affiliate............................................................................ 28
         J.       Affiliate Deed of Trust....................................................................... 28

29.      Sign................................................................................................... 28

30.      Interest on Past Due Obligations....................................................................... 29

31.      Surrender of the Premises.............................................................................. 29

32.      Authority.............................................................................................. 29

33.      Title.................................................................................................. 29

34.      Brokers................................................................................................ 30

35.      Limitation on Landlord's Liability..................................................................... 30

36.      Hazardous Material..................................................................................... 30
         A.       Definitions................................................................................... 30
         B.       Obligations................................................................................... 31
         C.       Provisions Survive Termination................................................................ 31
         D.       Controlling Provisions........................................................................ 31

37.      Option to Extend....................................................................................... 31
         A.       Exercise of Option............................................................................ 31
         B.       Option Term Rent.............................................................................. 32
         C.       Fair Market Rent.............................................................................. 32
         D.       Appraisal..................................................................................... 32

38.      Reasonable Approval Standard........................................................................... 33

39.      Memorandum of Lease.................................................................................... 33

40.      Security Deposit....................................................................................... 34

41.      Modifications for Lender............................................................................... 34

42.      Right of First Opportunity to Purchase................................................................. 34
         A.       Grant of Right................................................................................ 34
         B.       Notice of Sale................................................................................ 35
         C.       Response by Tenant............................................................................ 35
         D.       No Response................................................................................... 35
         E.       Landlord's Re-Offer........................................................................... 35
         F.       Related Entitles.............................................................................. 36
         G.       Termination................................................................................... 36
         H.       No Assignment................................................................................. 36
         I.       Subordination................................................................................. 36

43.      Letters of Credit...................................................................................... 37
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                                                                                                               PAGE
44.      Purchase Agreement..................................................................................... 38

45.      Parking and Access Easements........................................................................... 38

46.      Tenant's Consent to New Contract Affecting the
         Premises............................................................................................... 39

                                    EXHIBITS

EXHIBIT "A"       Legal Description of Parcel
EXHIBIT "B"       Site Plan
EXHIBIT "C"       Improvement Agreement
EXHIBIT "D"       Title Report
EXHIBIT "E"       Declaration of Covenants, Conditions and
                           Restrictions
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                                       iv

                                 LEASE AGREEMENT

         1. Parties. This Lease, dated for reference purposes as of July 25, 1996, is made by and between MAIN STREET ASSOCIATES, a California general partnership ("Landlord"), and THORATEC
LABORATORIES CORPORATION, a California corporation ("Tenant").

         2. Demise of Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, upon the terms and conditions hereinafter set forth, those certain premises (the "Premises") situated in the City of Pleasanton, County of Alameda, State of California, described as follows:

                  A. That certain parcel of real property more particularly described in EXHIBIT "A" attached hereto, together with all parking areas, driveways and landscape areas now or hereafter located thereon, together with all rights and easements appurtenant thereto now or hereafter existing (collectively, the "Parcel");

                  B. That certain two story building to be constructed by Landlord on the Parcel at the general location shown on the site plan attached hereto as EXHIBIT "B" containing approximately 57,688 square feet consisting of approximately 50,688 square feet on the first floor and 7,000 square feet of executive offices on the second floor (the "Building") and other improvements to be constructed by Landlord in accordance with the provisions of the Improvement Agreement attached hereto as EXHIBIT "C" (the "Improvement Agreement").

         The Building and the other improvements to be performed by Landlord pursuant to the Improvement Agreement are hereinafter collectively referred to in this Lease as "Landlord Improvements"; the various improvements to be constructed by Tenant in and about the Building in accordance with the provisions of the Improvement Agreement are collectively referred to hereinafter as "Tenant Improvements"; Landlord Improvements together with Tenant Improvements are collectively referred to in this Lease as the "Improvements".

         3.       Lease Term.

                  A. Lease Term. The term of this Lease ("Lease Term") shall commence on the Commencement Date (as defined below) and shall end on the date fifteen (15) years following the Rental Commencement Date (as defined below) unless sooner terminated pursuant to any provision hereof. Within five (5) days after the Commencement Date and the Rental Commencement Date become ascertainable, as provided in Subparagraphs 3.B and 3.C below, Landlord and Tenant shall execute a written amendment to this Lease specifying the Commencement Date, the Rental Commencement Date and the date on which the Lease Term shall end.

                  B. Commencement Date. As used in this Lease, the term "Commencement Date" shall mean the date when Landlord delivers to Tenant the Premises, with the Landlord Improvements being

Substantially Completed (as defined in the Improvement Agreement) in a clean and tidy state, with vacant possession and with any previously existing buildings on the Parcel having been removed. Landlord shall give Tenant at least thirty (30) days prior written notice of the date when the Commencement Date shall occur.

                  C. Rental Commencement Date. As used in this Lease, the term "Rental Commencement Date" shall mean the date four (4) months following the Commencement Date, unless the Rental Commencement Date is delayed pursuant to Subparagraph D below, in which case it shall mean such delayed date.

                  D. Failure to Deliver. If Landlord is unable to deliver possession of the Premises to Tenant with the Landlord Improvements being Substantially Completed on or before December 31, 1996 (the "Target Commencement Date"), then the Rental Commencement Date shall be delayed one and three-eighths (1 & 3/8) days for each day that the Commencement Date is delayed beyond the Target Commencement Date. If the Rental Commencement Date is so delayed, the Lease Term shall be automatically extended by the number of days equal to the number of days the Rental Commencement Date is delayed (with any fractional number of days to be rounded up to the next highest whole number). Notwithstanding the occurrence of any Excused Delay (as defined in the Improvement Agreement), if Landlord is unable to deliver possession of the Premises with Landlord's Improvements Substantially Completed on or before February 15, 1997, then Tenant shall have the right to terminate this Lease by giving written notice of termination to Landlord at any time after such date, but prior to the time that Landlord has delivered possession of the Premises to Tenant, and to obtain an immediate return of its security deposit and letter of credit; provided that, if, as of February 15, 1997, both Landlord's architect and Tenant's architect shall in good faith agree that, with the exercise of due diligence, Landlord shall be able to Substantially Complete the Landlord Improvements prior to March 15, 1997, then the date on which Tenant shall have the right to terminate this Lease by giving written notice of termination to Landlord at any time after such date shall be March 15, 1997 if, as of such date, Landlord has not yet delivered possession of the Premises with Landlord Improvements Substantially Completed. Absent a wilful breach by Landlord, the remedies provided to Tenant under this Subparagraph 3.D shall be Tenant's sole and exclusive remedy for Landlord's failure to deliver possession of the Premises to Tenant on or before the Target Commencement Date or any other date. Except as specifically provided in this Subparagraph 3.D, Landlord shall not, absent a wilful breach by Landlord, be subject to any liability for failing to deliver the Premises to Tenant on or before the Target Commencement Date or any other date, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder.

         4.       Rent.

                  A. Time of Payment. Tenant shall pay to Landlord as rent for the Premises the respective sums specified in Subparagraph 4.B below (the "Monthly Installment") each month in advance on the first day of each calendar month, without deduction or offset, prior notice or demand, commencing on the Rental Commencement Date and continuing through the Lease Term, together with such additional rents as are payable by Tenant to Landlord under the terms of this Lease. The Monthly Installment for any period during the Lease Term which is less than one (1) full month shall be a pro rata portion of the Monthly Installment based upon a thirty
(30) day month.

                  B. Monthly Installment. Subject to Paragraph 12 of the Improvement Agreement, the initial Monthly Installment of rent shall be the greater of (i) Fifty-One Thousand Forty Dollars ($51,040) or (ii) Eighty-Eight Cents ($0.88) per square foot multiplied by the gross square foot area of the Building as certified in writing by Landlord's Architect to Landlord and Tenant following completion of construction of the Building, with the gross square foot measurement to be measured from the exterior surface of the outside walls of the Building (excluding any deviations in the exterior surface for minor indentations or protrusions such as windows and window casings).

         Commencing as of the first (1st) anniversary of the Rental Commencement Date, and continuing every year thereafter throughout the remainder of the Lease Term (each such date being referred to as a "Rent Adjustment Date"), the Monthly Installment of rent shall be increased by an amount equal to the product obtained by multiplying the Monthly Installment of rent in effect for the calendar month immediately preceding the Rent Adjustment Date in question by a fraction, the numerator of which is the New Index (as defined below) and the denominator of which is the Prior Index (as defined below); provided, however, that in no event shall the Monthly Installment of rent be increased in excess of four percent (4%) per annum. If, on any Rent Adjustment Date, the New Index for such Rent Adjustment Date has not yet been published, Tenant shall continue to pay the rent then in effect until such time as the New Index is published, at which time the entire increase specified above shall take effect retroactive to the Rent Adjustment Date and Tenant shall pay to Landlord any portion of the entire increase not already paid.

                  C. Definitions. As used in this Lease, the following terms shall have the following meanings:

                            (i) "Index" means the Consumer Price Index for All
Urban Consumers (All Items) as published by the United States Department of Labor, Bureau of Labor Statistics, for the San Francisco/Oakland Metropolitan Area (1982-4 = 100 Base);

                            (ii) "Prior Index" means, with respect to the first
Rent Adjustment Date, the Index for the calendar month for which the Index is published and which most nearly precedes the Rental Commencement Date, and with respect to each subsequent Rent Adjustment Date, the Index for the calendar month for which the Index is published and which most nearly precedes the immediately preceding Rent Adjustment Date;

                            (iii) "New Index" means, with respect to each Rent
Adjustment Date, the Index for the calendar month for which the

Index is published and which most nearly precedes such Rent Adjustment Date;

         If the Index is changed or the base year is altered from that used as of the Commencement Date of this Lease, then the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics, to obtain the same result which would have been obtained had the Index or the base year not been changed. If no conversion factor is available, or if the Index is otherwise changed, revised or discontinued for any reason, there shall be substituted in lieu thereof, and the term "Index" shall thereafter refer to the most nearly comparable Official Price Index of the United States Government in order to obtain substantially the same result for any adjustment required by this Lease as would have been obtained had the original Index not been changed, revised or discontinued.

                  D. Late Charge. Tenant acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or deed of trust covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord within ten (10) days after Landlord's delivery to Tenant of written notice stating that such amount has not been paid when due, then Tenant shall pay to Landlord, as additional rent, a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of its other rights and remedies granted hereunder.

                  E. Additional Rent. All taxes, insurance premiums, late charges, costs, expenses and other sums which Tenant is required to pay under this Lease, together with all interest and penalties that may accrue thereon in the event of Tenant's failure to pay such amounts, and all reasonable damages, costs, and attorneys' fees and expenses which Landlord may incur by reason of any default of Tenant or failure on Tenant's part to comply with the terms of this Lease, shall be deemed to be additional rent ("Additional Rent") and shall be paid in addition to the Monthly Installment of rent, and, in the event of nonpayment by Tenant, Landlord shall have all of the rights and remedies with respect thereto as Landlord has for the nonpayment of the Monthly Installment of rent. All Additional Rent shall be paid by Tenant within ten (10) business days following receipt of an invoice therefor from Landlord unless an alternative payment method is expressly provided for in this Lease. The parties acknowledge that this Lease is intended to be a triple net lease and that all costs and expenses related to the Premises arising during the Lease Term shall be the responsibility of Tenant unless and to the extent Landlord is expressly made responsible therefor under the Lease.

                  F. Place of Payment. Rent shall be payable in lawful money of the United States of America to Landlord at Thomas Properties, 3100 Oak Road, Suite 360, Walnut Creek, California 94596 or to such other person(s) or at such other place(s) as Landlord may designate in writing.

         5.       Use of Premises.

                  A. Restrictions on Use. Tenant shall use the Premises only in conformance with applicable governmental laws, regulations, rules and ordinances for the purpose of general office, research, development and manufacturing and reasonable ancillary uses, but for no other purpose without the consent of Landlord. Tenant shall not commit or suffer to be committed, any waste upon the Premises, or any nuisance, or other acts or things which may unreasonably disturb the quiet enjoyment of any other tenant in the buildings adjacent to the Premises, or allow any sale by auction upon the Premises, or allow the Premises to be used for any unlawful purpose, or place any loads upon the floor, walls or ceiling which would endanger the structure.

         6.       Taxes and Assessments.

                  A. Tenant's Property. Tenant shall pay before delinquency any and all taxes and assessments, license fees and public charges levied, assessed or imposed upon or against Tenant's fixtures, equipment, furnishings, furniture, appliances and personal property installed or located on or within the Premises. Tenant shall use due diligence to cause said fixtures, equipment, furnishings, furniture, appliances and personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant's said personal property shall be assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant's property.

                  B. Property Taxes. Tenant shall pay, as Additional Rent, one hundred percent (100%) of all Property Taxes levied or assessed with respect to the Premises which become due or accrue during the term of this Lease. Tenant shall pay such Property Taxes to Landlord not later than (i) ten (10) days prior to the delinquency date of such Property Taxes, or (ii) twenty (20) days after receipt of billing, whichever is later. If Tenant fails to do so, Tenant shall reimburse Landlord, on demand, for all interest, late fees and penalties that the taxing authority charges Landlord. If, and so long as an Event of Default by Tenant occurs under this Lease, then on the first day of each month during the Lease Term, Tenant shall pay Landlord one twelfth (1/12) of the annual Property Taxes. Tenant's liability hereunder shall be prorated to reflect the commencement and termination dates of this Lease.

                  C. Proposition 13 Exclusion. Notwithstanding anything contained in Subparagraph B above to the contrary, except as provided in this Subparagraph C below, Tenant shall not be obligated to pay any increase in Property Taxes resulting from a "change in ownership" as that term is defined in California Revenue and Taxation Code Section 60-65, or any successor Law implementing the provisions of Article XIIIA of the California Constitution containing the provisions of that initiative commonly known as "Proposition 13"; provided, however, that the foregoing exclusion from Tenant's obligation to pay Property Taxes shall not apply to increases in Property Taxes resulting from a transfer caused by foreclosure (whether resulting from a judicial foreclosure, non-judicial foreclosure, or deed in lieu of foreclosure) of a first mortgage or first deed of trust encumbering the Premises other than any Affiliate Deed of Trust (as defined below). Tenant acknowledges that Landlord may acquire the Property from an unaffiliated third party pursuant to that certain Offer to Purchase (NWC Hopyard Road and Stoneridge Drive, Pleasanton, California) between Thomas Properties, Inc., a California corporation, as buyer, and CalProp, L.P., a Delaware limited partnership, as seller dated January 31, 1996 ("Purchase Agreement") after the date of execution of this Lease and that the foregoing exclusion from Tenant's obligation to pay Property Taxes shall not apply to increases in Property Taxes resulting from such acquisition. Tenant further acknowledges that it shall be obligated to pay increases in Property Taxes resulting from the construction of the Improvements on the Parcel. Notwithstanding the foregoing to the contrary, Tenant agrees that it shall be obligated to pay any increase in Property Taxes resulting from a "change in ownership" as such term is defined above in connection with the first two (2) times during the initial fifteen (15) year term of this Lease that such change in ownership occurs. Tenant hereby gives permission to Landlord for Landlord to provide a copy of this Lease to the Alameda County Tax Assessor's Office for the purpose of determining any increase in valuation of the Premises as a result of construction of the Improvements.

                  D. Property Taxes Defined. For the purpose of this Lease, "Property Taxes" means and includes all taxes, assessments (including, but not limited to, assessments for public improvements or benefits), and all other governmental impositions and charges of every kind and nature whatsoever, whether or not customary or within the contemplation of the parties hereto and regardless of whether the same shall be extraordinary or ordinary, general or special, unforeseen or foreseen, or similar or dissimilar to any of the foregoing which, at any time during the Lease Term, shall be applicable to the Premises, the Building, the Improvements and/or the Parcel or assessed, levied or imposed upon the Premises, the Building, the Improvements and/or the Parcel, or become due and payable and a lien or charge upon the Premises, the Building, the Improvements and/or the Parcel, or any part thereof, under or by virtue of any present or future laws, statutes, ordinances, regulations or other requirements of any governmental authority whatsoever together with any tax upon rentals payable by Tenant hereunder to the extent such taxes are substituted for other real property taxes. The term "Property Taxes" shall not include any federal, state or local net income, franchise, excise, estate, gift or inheritance tax imposed on Landlord. Landlord agrees not to consent to the imposition of any future special assessment without obtaining Tenant's consent thereto.

                  E. Tenant's Right to Contest. Tenant shall have the right, by appropriate proceedings, to protest or contest any assessment, reassessment or allocation of Property Taxes or any change therein. In the contest or proceedings, Tenant may act in its own name and/or the name of Landlord and Landlord will, at Tenant's request and expense, cooperate with Tenant in any way Tenant may reasonably require in connection with such contest. Tenant must pay all Property Taxes as and when required by Paragraph 7.B, even those which are the subject of such protest or contest, but Tenant may sue to recover overpayments of Property Taxes as part of any such contest. With respect to any contest of Property Taxes, Tenant shall indemnify and hold Landlord and the Premises harmless from any liens or damage arising out of such protest or contest and shall pay any judgment that may be rendered for which Tenant would otherwise be liable under this Lease without such contest or protest. Any contest conducted by Tenant under this paragraph shall be at Tenant's expense and if interest or late charges become payable as a result of such contest or protest, Tenant shall pay the same.

         7.       Insurance.

                  A. Indemnities. Tenant agrees to indemnify, protect and defend Landlord against and hold Landlord harmless from any and all claims, causes of action, judgments, obligations or liabilities, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys' fees), on account of, or arising out of, the operation, maintenance, use or occupancy of the Premises by Tenant and/or its Agents (except for the active negligence or willful misconduct of Landlord or its Agents). This Lease is made on the express understanding that Landlord shall not be liable for, or suffer loss by reason of, injury to person or property, from whatever cause (except for the active negligence or willful misconduct of Landlord or its Agents), which in any way may be connected with the operation, maintenance, use or occupancy of the Premises by Tenant and/or its Agents specifically including, without limitation, any liability for injury to the person or property of Tenant or its Agents. Landlord agrees to indemnify, protect and defend Tenant against and hold Tenant harmless from any and all claims, causes of action, judgments, obligations or liabilities, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorney's fees), on account of, or arising out of the active negligence or willful misconduct of Landlord or its Agents.

                  B. Liability Insurance. Tenant shall, at Tenant's expense, obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance insuring Landlord and Tenant against claims and liabilities arising out of the operation, maintenance, use, or occupancy of the Premises. Such insurance shall provide combined single limit coverage of not less than Two Million Dollars ($2,000,000.00) per occurrence. Landlord shall have the right to require Tenant to increase the

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
amount of coverage of such public liability insurance to the extent reasonably necessary to bring such insurance coverage into conformity with the level of coverage commonly carried by similar businesses in California, which right Landlord may exercise no more frequently than once every five (5) years during the lease term. The insurance shall be issued by a reputable company reasonably acceptable to Landlord. Tenant shall deliver to Landlord, within ten (10) days after delivery of possession, and at least ten (10) days prior to the expiration thereof, a certificate of insurance evidencing the existence of the policy required hereunder and such certificate shall certify that the policy (1) names Landlord, Landlord's Lender, and any other parties that Landlord or Landlord's Lender may reasonably request from time to time as additional insureds, (2) shall not be canceled or reduced in coverage without thirty (30) days prior written notice to Landlord, (3) insures performance of the indemnity set forth in Subparagraph 7.A above, (4) the coverage is primary and any coverage by Landlord is in excess thereto and (5) contains a cross-liability endorsement.

                  C. Property Insurance. Tenant shall, at Tenant's expense, obtain and keep in force during the Lease Term a policy of insurance covering loss or damage to the Landlord Improvements and other improvements paid for by Landlord, in the amount of the guaranteed full replacement cost thereof with an Agreed Amount Endorsement, providing protection against those perils included within the classification of "all risk" insurance, flood insurance (if the Premises are in a flood zone), earthquake insurance, plus a policy of rental income insurance in the amount of one hundred percent (100%) of twelve (12) months' rent, and any other coverages which may be required from time to time by Landlord's Lender provided such coverages are customarily required by institutional lenders for similar properties in the vicinity of the Premises. Tenant shall also obtain Building Ordinance Insurance equal to no less than ten percent (10%) of the then-replacement costs of the Landlord Improvements and other improvements paid for by Landlord. Notwithstanding the foregoing, Tenant shall not be required to maintain earthquake insurance unless required by Landlord's lender or more than fifty percent (50%) of similar buildings in Hacienda Business Park are then covered by earthquake insurance, and in any event, only if the annual cost thereof is less than One Dollar ($1.00) per One Thousand Dollars ($1,000) of replacement costs (unless Landlord agrees to pay that portion of the annual cost of earthquake insurance which exceeds One Dollar ($1.00) per one Thousand Dollars ($1,000) of replacement costs (the "Premium Limit")). Tenant shall provide Landlord with copies of any quotes it may receive as to earthquake insurance, including at the lowest deductible levels then reasonably available in the market. Landlord may direct that Tenant procure earthquake insurance coverage exceeding the Premium Limit set forth above, provided that Landlord shall then commit in writing to pay to Tenant or to the insurer when due, the amount of the earthquake insurance premium that exceeds the Premium Limit set forth above. Landlord may further direct that Tenant select such policy of earthquake insurance as is then available with the lowest deductible, provided that either (i) the cost of such policy does not exceed the Premium Limit or (ii) Landlord shall then commit in writing to pay to

Tenant or to the insurer when due, the amount of the earthquake insurance premium that exceeds the Premium Limit set forth above. Tenant shall have the right to procure any of the foregoing insurance coverages by means of a blanket policy provided that the coverage allocated under such blanket policy with respect to the Premises is at least equivalent to the coverage that Tenant is obligated to provide under this Paragraph 7.C. Such insurance shall be provided by companies reasonably acceptable to Landlord. Tenant shall deliver to Landlord, within ten (10) days after the Commencement Date, and at least ten
(10) days prior to the expiration thereof, a duplicate original or certificate evidencing the policy required hereunder. Such policy and/or certificate shall certify that the policy:

                           (1) Names Landlord and Landlord's Lender as

insureds;

                           (2) Shall not be cancelled or reduced in coverage
without thirty (30) days prior written notice to Landlord and to Landlord's Lender;

                           (3) Is primary and any coverage by Landlord is in
excess thereto; and

                           (4) Contains a standard Lender's Loss Payable
Endorsement in favor of Landlord's Lender.

         If the coverage is in the form of a blanket policy, such certificate shall also designate the amount of such insurance applicable to the Premises. If any such policy (other than earthquake) obtained by Tenant contains a deductible, Tenant shall be deemed self-insured as to the amount of such deductible. Tenant shall not have any financial responsibility for any deductible or other monetary limitations that may be applicable to any earthquake insurance coverage that may be obtained.

         If at any time Tenant fails to keep in effect the insurance coverage required by this Paragraph 7.C, then Landlord and/or Landlord's Lender shall have the right, but not the obligation, in addition to all other remedies which Landlord may have, to obtain such insurance coverage. In such event, Tenant shall, within ten (10) days after receipt of billing, reimburse Landlord and/or Landlord's Lender as Additional Rent for the full cost of such insurance procured by Landlord.

         At the option of Landlord, Landlord shall, in lieu of Tenant, at Landlord's expense, obtain and keep in force from time to time during the Lease Term one or more policies of insurance covering loss or damage to Landlord Improvements and other improvements paid for by Landlord, in the amount of guaranteed full replacement cost thereof with an Agreed Amount Endorsement, providing protection against those perils included within the classification of "all risk" insurance, flood insurance (if the Premises are in a flood zone) and earthquake insurance, plus a policy of rental income insurance in the amount of one hundred percent (100%) of twelve (12) months' rent, and other coverages (not including earthquake coverage) which may be required from time to time by Landlord's

Lender provided such coverages are customarily required by institutional lenders for similar properties in the vicinity of the Premises. Landlord shall also have the option to obtain building ordinance insurance equal to no less than ten percent (10%) of the then-replacement costs of the Landlord Improvements and other improvements paid for by Landlord. Notwithstanding the foregoing to the contrary, Landlord may exercise such option to carry all of the foregoing insurance coverages in lieu of Tenant only if Landlord shall be able to obtain such insurance at a lower cost than Tenant and Landlord shall provide to Tenant evidence thereof reasonably satisfactory to Tenant in Tenant's sole discretion. Tenant shall reimburse Landlord for the premiums of such policies within thirty
(30) days after Landlord submits a bill to Tenant therefor. Notwithstanding the foregoing to the contrary, Tenant shall not be required to reimburse Landlord for earthquake insurance premiums unless Tenant would otherwise be required to carry such insurance pursuant to the terms hereinabove and in any event, such reimbursement shall not exceed annually One Dollar ($1.00) per One Thousand Dollars ($1,000) of replacement costs. In no event shall the aggregate deductible under all policies of insurance carried by Landlord pursuant to this Paragraph 7.C be greater than Ten Thousand Dollars ($10,000). In any event, Landlord shall be deemed to be self-insured in the amount of the applicable deductibles, but not including any earthquake insurance deductibles.

                  D. Tenant's Property Insurance. Tenant, at Tenant's own expense, shall maintain in full force and effect on Tenant Improvements and all of its fixtures, equipment and personal property in the Premises, a policy of "All Risk" coverage insurance to the extent of at least ninety percent (90%) of their insurable value.

                  E. Mutual Waiver of Subrogation. Tenant and Landlord hereby mutually waive their respective rights of recovery against each other of any loss of or damage to the property of either party, to the extent such loss or damage is insured by any insurance policy required to be maintained by this Lease or otherwise in force at the time of such loss or damage. Each party shall obtain any special endorsements, if required by the insurer, whereby the insurer waives its right of subrogation against the other party hereto. The provisions of this Subparagraph 7.E shall not apply in those instances in which the waiver of subrogation would cause either party's insurance coverage to be voided or otherwise made uncollectible.

         8. Utilities. Tenant shall pay for all water, gas, light, heat, power, electricity, telephone, trash pick-up, sewer charges, and all other services supplied to or consumed on the Premises, including hook-up fees therefor, and all taxes and surcharges thereon.

         9. Repairs and Maintenance.

                  A. Landlord's Repairs. Subject to the provisions of Paragraphs 13 and 14, Landlord, at its expense, shall keep and maintain the structural elements of the Building in good order, condition and repair. Landlord shall not, however, be required to maintain, repair or replace the interior surface of exterior walls, nor shall Landlord be required to maintain, repair or replace windows, doors, skylights or plate glass. Landlord shall have no obligation to make repairs under this Subparagraph 9.A until a reasonable time after receipt of written notice from Tenant of the need for such repairs. Notwithstanding the foregoing, Tenant shall reimburse Landlord, as Additional Rent, within fifteen (15) days after receipt of billing, for the cost of maintenance and repairs of the structural elements of the Building to the extent such maintenance or repair is required because of the negligence or willful misconduct of Tenant or its Agents (but only to the extent Landlord does not receive insurance proceeds for same). As used herein, the term "structural elements of the Building" shall mean and be limited to the foundations, exterior walls (but not the painting or glazing thereof), floor slab (but not flooring) and roof structure (but not roofing or roof membrane).

         So long as, and only so long as, Landlord is also the owner of any land over which any easements appurtenant to the Premises are located, Landlord shall maintain such easement areas located on land owned by Landlord in good order, condition and repair. Landlord's obligation under the preceding sentence shall automatically terminate with respect to any particular easement area when Landlord no longer owns the land on which the easement area is located. So long as, and only so long as, Landlord is also the owner of any land adjacent to the Premises, Landlord shall maintain such adjacent land owned by Landlord in a safe and presentable condition (Tenant agrees that the current condition of such adjacent land is safe and presentable). Landlord's obligation under the preceding sentence shall automatically terminate with respect to any particular parcel of adjacent land when Landlord no longer owns such parcel of adjacent land.

                  B. Tenant's Repairs. Except as expressly provided in Subparagraph 9.A above and Paragraphs 13 and 14 below and EXHIBIT "C" hereto, Tenant shall, at its sole cost, keep and maintain the entire Premises and every part thereof, including without limitation, the windows, window frames, plate glass, glazing, skylights, truck doors, doors and all door hardware, the interior walls and partitions, interior surfaces of exterior walls, carpets, flooring, roofing, roof membrane, gutters, down spouts, the electrical, plumbing, lighting, heating, ventilating and air conditioning systems and equipment, and all areas outside the Building (including all landscaping, irrigation systems, paving, curbs, driveways, parking areas, sidewalks, fences, signs, and exterior lighting) in good order, condition and repair. The term "repair" shall include replacements, restorations and/or renewals when necessary as well as painting of the interior and exterior walls. Tenant's obligation shall extend to all alterations, additions and improvements to the Premises, and all fixtures and appurtenances therein and thereto. Landlord shall assign to Tenant for the term of this Lease the benefit of all assignable warranties available to Landlord which would reduce the cost of performing the obligations of Tenant to make repairs under this Subparagraph 9.B. Landlord shall cooperate with Tenant in the enforcement of such warranties.

         Should Tenant fail to commence to make repairs required of Tenant hereunder within twenty (20) days (unless a longer period is reasonably required to commence to make the repair in question) after notice from Landlord or should Tenant fail thereafter to diligently complete the repairs, Landlord, in addition to all other remedies available hereunder or by law and without waiving any alternative remedies, may make the same, and in that event, Tenant shall reimburse Landlord as additional rent for the cost of such maintenance or repairs within ten (10) days of written demand by Landlord.

         Landlord shall have no maintenance or repair obligations whatsoever with respect to the Premises except as expressly provided in Subparagraph 9.A, Paragraph 13 and EXHIBIT "C" hereto. Tenant hereby expressly waives the provisions of Subsection 1 of Section 1932 and Sections 1941 and 1942 of the Civil Code of California and all rights to make repairs at the expense of Landlord as provided in Section 1942 of said Civil Code.

         10. Alterations.

                  A. Limitations. Tenant shall not make, or suffer to be made, any alterations, improvements or additions in, on, about or to the Premises or any part thereof, without a valid building permit (if required by law) issued by the appropriate governmental authority. Additionally, if Tenant desires that Landlord not require that any such alteration, improvement or addition be removed at the end of the Lease Term, Tenant shall be required to obtain the written consent of Landlord (which shall not be unreasonably withheld) to such alteration, improvement or addition; At the time Landlord provides such written consent, Landlord shall contemporaneously provide written notice as to whether Tenant shall be required to remove such alternation, improvement or addition at the end of the Lease Term; if Landlord fails to provide such notice it shall be deemed that Landlord has agreed that such alteration, improvement or addition need not be removed at the end of the Lease Term; in all such cases where Landlord has agreed or been deemed to agree that the alteration, improvement or addition need not be removed at the end of the Lease Term, Tenant shall nevertheless have the right to remove the same at the end of the Lease Term provided Tenant shall repair any damage caused by such removal. Notwithstanding any provision herein above to the contrary, Tenant may elect to remove any alteration, addition or improvement, other than Landlord Improvements or other improvements paid for by Landlord, at the end of the Lease Term and repair any damage caused by such removal. Any alteration, addition or improvement which Tenant does not elect to remove at the end of the Lease Term in accordance with its rights under this Paragraph 10.A., except movable furniture and trade fixtures not affixed to the Premises and Tenant's personal property and equipment, shall become the property of Landlord upon termination of the Lease and remain upon and be surrendered with the Premises at the termination of this Lease. Notwithstanding the foregoing to the contrary, in no event shall Tenant be required to remove any alteration, addition or improvement which is consistent with a general office use of the Premises or any of the Landlord Improvements. Notwithstanding the foregoing to the contrary, Tenant acknowledges that it shall be required to remove the Tenant Improvements at the end of the Lease Term.

                  B. Alterations Required by Law. If, during the Lease Term, any alteration, addition or change of any sort to all or any portion of the Premises is required by Law because of (i) Tenant's particular use or change of use of the Premises, (ii) Tenant's application for a new permit or governmental approval, or (iii) Tenant's construction or installation of any alterations, additions or improvements, then Tenant shall promptly make the same at its sole cost and expense. If, during the Lease Term, any alteration, addition or change to the Premises is required by Law and is not made the responsibility of Tenant pursuant to the immediately preceding sentence, Tenant shall promptly make the same or, at Tenant's option, Landlord shall promptly make the same at Tenant's expense; provided that, in either case, if the alteration, addition or change is not necessary solely as a result of Tenant's particular use of the Premises, (a) the cost of such alteration, addition or change shall be amortized over its useful life together with interest on the unamortized balance at the rate of ten percent (10%) per annum; and (b) at the end of the Lease Term Landlord shall reimburse Tenant for all such unamortized costs (including interest thereon).

         11. Acceptance of the Premises. By entry and taking possession of the Premises pursuant to this Lease, Tenant accepts the Premises as being in good and sanitary order, condition and repair and accepts the Premises in their condition existing as of the date of such entry subject to the provisions of the Improvement Agreement. Landlord warrants that no Hazardous Materials (as defined in Paragraph 36A below) shall be incorporated into the construction of the Landlord Improvements unless expressly first approved by Tenant in writing. Except as provided in the previous sentence, Tenant acknowledges that neither the Landlord nor Landlord's agents has made any representation or warranty as to the suitability of the Premises to the conduct of Tenant's business. Any agreements, warranties or representations not expressly contained herein shall in no way bind either Landlord or Tenant, and Landlord and Tenant expressly waive all claims for damages by reason of any statement, representation, warranty, promise or agreement, if any, not contained in this Lease. This Lease constitutes the entire understanding between the parties hereto and no addition to, or modification of, any term or provision of this Lease shall be effective until set forth in a writing signed by both Landlord and Tenant. If the Landlord Improvements are subsequently found to contain any Hazardous Materials which were incorporated into the construction of the Landlord Improvements by Landlord or its Agents prior to the Commencement Date and which were not part of the building materials specified in the Final Landlord Building Plans (as defined in the Improvement Agreement) or otherwise approved by Tenant (the "Unauthorized Landlord Installed Hazardous Materials"), then Landlord shall, upon request from Tenant and at Landlord's sole cost and expense, promptly cause the same to be entirely removed from the Landlord Improvements, as applicable. If under applicable Law, Tenant is prevented from occupying or using all or any portion of the Landlord Improvements due to the subsequently found presence or removal of any

Unauthorized Landlord Installed Hazardous Materials on or from the Landlord Improvements, the Monthly Installment of rent and Additional Rent shall be temporarily abated during the period between the date of such discovery and the date such discovered Unauthorized Landlord Installed Hazardous Materials are fully removed from the Landlord Improvements in proportion to the degree to which Tenant's occupancy or use of the Premises is so prevented by such presence or removal of such Unauthorized Landlord Installed Hazardous Materials.

         12. Default.

                  A. Events of Default. A breach of this Lease by Tenant shall exist if any of the following events (hereinafter referred to as "Event of Default") shall occur:

                           (1) Default in the payment when due of any install-
ment of rent or other payment required to be made by Tenant hereunder, where such default shall not have been cured within ten (10) days after written notice of such default is given to Tenant;

                           (2) Tenant's failure to perform any other term,
covenant or condition contained in this Lease where such failure shall have continued for thirty (30) days after written notice of such failure is given to Tenant; provided, however, Tenant shall not be deemed in default if Tenant commences to cure such failure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion;

                           (3) Tenant's abandonment of the Premises;

                           (4) Tenant's assignment of its assets for the benefit
of its creditors;

                           (5) The sequestration of, attachment of, or execution
on, any substantial part of the property of Tenant or on any property essential to the conduct of Tenant's business, shall have occurred and Tenant shall have failed to obtain a return or release of such property within sixty (60) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier;

                           (6) Tenant shall commence any case, proceeding or
other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seek appointment of a receiver, trustee, custodian, or other similar official for it or for all or any substantial part of its property;

                           (7) Any case, proceeding or other action against
Tenant shall be commenced seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of an order for relief against it which is not fully stayed within seven (7) business days after the entry thereof or (ii) remains undismissed for a period of sixty (60) days.

                  B. Remedies. Upon any Event of Default and during the continuance of any Event of Default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law, to which Landlord may resort cumulatively, or in the alternative:

                           (1) Recovery of Rent. Landlord shall be entitled to
keep this Lease in full force and effect (whether or not Tenant shall have abandoned the Premises) and to enforce all of its rights and remedies under this Lease, including the right to recover rent and other sums as they become due, plus interest at the Permitted Rate (as defined in Paragraph 30 below) from the due date of each installment of rent or other sum until paid.

                           (2) Termination. Landlord may terminate this Lease by
giving Tenant written notice of termination. On the giving of the notice all of Tenant's rights in the Premises shall terminate. Upon the giving of the notice of termination, Tenant shall surrender and vacate the Premises in the condition required by Paragraph 31, and Landlord may re-enter and take possession of the Premises and all the remaining improvements or property and eject Tenant or any of Tenant's subtenants, assignees or other person or persons claiming any right under or through Tenant or eject some and not others or eject none. This Lease may also be terminated by a judgment specifically providing for termination. Any termination under this paragraph shall not release Tenant from the payment of any sum then due Landlord or from any claim for damages or rent previously accrued or then accruing against Tenant. In no event shall any one or more of the following actions by Landlord constitute a termination of this Lease:

                                    (a) maintenance and preservation of the
Premises;

                                    (b) efforts to relet the Premises;

                                    (c) appointment of a receiver in order to
protect Landlord's interest hereunder;

                                    (d) consent to any subletting of the
Premises or assignment of this Lease by Tenant, whether pursuant to provisions hereof concerning subletting and assignment or otherwise; or

                                    (e) any other reasonable action by Landlord
or Landlord's agents intended to mitigate the adverse effects from any breach of this Lease by Tenant.

                           (3) Damages. In the event this Lease is terminated
pursuant to Subparagraph 12.B(2) above, or otherwise, Landlord shall be entitled to damages in the following sums:

                                    (a) the worth at the time of award of the
unpaid rent which has been earned at the time of termination; plus

                                    (b) the worth at the time of award of the
amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                                    (c) the worth at the time of award of the
amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

                                    (d) any other amount necessary to compensate
Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom including, without limitation, the following: (i) expenses for cleaning, repairing or restoring the Premises, including, without limitation, the clean-up and remediation of Hazardous Materials introduced onto the Premises by Tenant; (ii) real estate broker's fees, advertising costs and other expenses of reletting the Premises which are reasonably incurred by Landlord including, without limitation, the cost actually incurred by Landlord of any new improvements made to the Premises for the next tenant in the Premises to the extent such cost is actually paid for by Landlord and not subsequently reimbursed by third parties; (iii) reasonable costs of carrying the Premises such as taxes and insurance premiums thereon, utilities and security precautions; (iv) expenses in retaking possession of the Premises;
(v) attorneys' fees and court costs; and (vi) loan costs proximately caused by Tenant's failure to perform its obligations under this Lease; provided that Tenant shall be credited for the unamortized costs of any Tenant Improvements or other improvements made by Tenant which are not intended solely for Tenant's particular use of the Premises or which will actually be utilized by any new tenant in the Premises.

                                    (e) The "worth at the time of award" of the
amounts referred to in Subparagraphs (a) and (b) of this Paragraph 12.B(3), is computed by allowing interest at the Permitted Rate. The "worth at the time of award" of the amounts referred to in Subparagraph (c) of this Paragraph 12.B(3) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). The term "rent" as used in this Paragraph 12 shall include all sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease.

         13. Destruction.

                  A. Landlord's Duty to Restore. If the Improvements are damaged by any peril after the Commencement Date of this Lease, Landlord shall restore the Premises unless the Lease is terminated by Landlord pursuant to Paragraph 13.B or by Tenant pursuant to Paragraph 13.C. All insurance proceeds available from the property damage insurance required to be carried by Tenant and/or Landlord pursuant to Paragraph 7.C (including deductibles for which Tenant or Landlord has self-insured, but not including any earthquake insurance deductible) shall become the property of Landlord and be paid to Landlord (or other escrow agent designated by Landlord and reasonably approved by Tenant) who shall hold such proceeds in an interest-bearing account and shall disburse them to pay for costs of restoration as the restoration progresses in accordance with customary procedures. If this Lease is terminated pursuant to either Paragraphs 13.B or 13.C, then all insurance proceeds available from the insurance required to be carried by Tenant pursuant to Paragraph 7.C (including deductibles for which Tenant has self-insured, but not including any earthquake insurance deductible) shall be paid to and become the property of Landlord. If this Lease is not so terminated by Landlord pursuant to Paragraph 13.B or by Tenant pursuant to Paragraph 13.C, then, (i) if the loss is covered by insurance, upon receipt by Landlord from the insurer of the insurance proceeds (and from Tenant, the amount of any applicable deductible for which Tenant has self-insured, but not including any earthquake insurance deductible) or (ii) if the loss is not covered by insurance, then Landlord shall diligently pursue the preparation of all required plans and specifications for the restoration and shall diligently pursue the issuance of all necessary governmental permits, and upon the issuance of all necessary governmental permits, Landlord shall promptly commence and diligently prosecute to completion the restoration of the Premises, to the extent then allowed by Law, to substantially the same condition in which the Premises were immediately prior to such damage. Landlord's obligation to restore shall be limited to the cost of restoring the Landlord Improvements and other improvements paid for by Landlord (as the same may have been subsequently modified by Tenant to the extent such modifications do not materially increase the cost of restoring the same), excluding any trade fixtures and/or personal property and/or alterations constructed or installed by Tenant in the Premises. Landlord shall not be responsible for replacing or repairing Tenant Improvements or other improvements (or trade fixtures) installed by Tenant at its cost. If, prior to Landlord's receipt of the insurance proceeds, Tenant agrees to pay for the cost of preparing the plans and specifications for the restoration of the Landlord Improvements, Landlord shall proceed with the preparation of the plans and specifications for the restoration and Tenant shall pay or reimburse Landlord for the full cost of preparing such plans and specifications as such costs are incurred.

                  B. Landlord's Right to Terminate. Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within thirty (30) days after the date of such damage:

                           (1) The Building is damaged by any peril either (i)
covered by the type of insurance Tenant or Landlord is required to carry pursuant to Paragraph 7.C or (ii) covered by valid and collectible insurance actually carried by Tenant or Landlord and in force at the time of such damage or destruction, to such an extent that the estimated restoration cost exceeds fifty percent (50%) of the then actual replacement cost of the Building and Landlord in good faith notifies Tenant of its intention to demolish the Premises and Landlord does not within the six (6) month period following such date of damage or destruction enter into any discussions or negotiations with respect to any rebuilding on the Parcel or with any prospective tenants on the Parcel.

                           (2) The Building is damaged by any peril both (i) not
covered by the type of insurance Tenant or Landlord is required to carry pursuant to Paragraph 7.C and (ii) not covered by valid and collectible insurance actually carried by Tenant or Landlord and in force at the time of such damage or destruction, to such an extent that the estimated restoration cost exceeds ten percent (10%) of the then actual replacement cost of the Building; provided, however, that Landlord may not terminate this Lease pursuant to this subparagraph if (a) Tenant agrees in writing to pay the amount by which the restoration cost exceeds ten percent (10%) of the replacement cost of the Building and deposits with Landlord an amount equal to the estimated amount of such excess within thirty (30) days after Landlord has notified Tenant with its election to terminate this Lease pursuant to this subparagraph, or (b) Landlord intends to commence at any time within one hundred eighty (180) days after the date of damage or destruction, the rebuilding of the Building to substantially the same size and general design as existing prior to the date of damage or destruction (with Tenant to have the right to elect to require that any earlier termination notice from the Landlord be rescinded if Landlord within one hundred eighty (180) days after the date of damage or destruction applies for a building permit to rebuild the Building to substantially the same size and general design as existing prior to the date of damage or destruction).

                           (3) The Building is damaged by any peril during the
last twelve (12) months of the Lease Term to such an extent that the estimated cost to restore equals or exceeds an amount equal to six (6) times the Monthly Installment of rent then due; provided, however, that Landlord may not terminate this Lease pursuant to this subparagraph if Tenant, at the time of such damage, has an express written option to further extend the term of this Lease and Tenant exercises such option to so further extend the Lease Term within fifteen
(15) days following the date of Landlord's termination notice.

                           (4) The Building is damaged by any peril and, because
of the Laws then in force, (i) may not be restored to substantially the same condition in which they were prior to such damage without incurring costs not covered by insurance exceeding ten percent (10%) of the actual replacement cost of the Building; provided, however, that Landlord may not terminate this Lease pursuant to this clause (i) of this subparagraph (4) either if (a) Tenant agrees in writing to pay the amount by which the restoration cost exceeds ten percent (10%) of the replacement cost of the Building and deposits with Landlord an amount equal to the estimated amount of such excess within thirty (30) days after Landlord has notified Tenant of its election to terminate this Lease pursuant to this subparagraph, or (b) Landlord intends to commence at any time within one hundred eighty (180) days after the date of damage or destruction, the rebuilding of the Building to substantially the same size and general design as existing prior to the date of damage or destruction (with Tenant to have the right to elect to require that any earlier termination notice from the Landlord be rescinded if Landlord within one hundred eighty (180) days after the date of damage or destruction applies for a building permit to rebuild the Building to substantially the same size and general design as existing prior to the date of damage or destruction), or (ii) if restored, may not be used for the same use being made thereof before such damage.

                  C. Tenant's Right to Terminate. If the Improvements are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to Paragraph 13.B, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord's architect or construction consultant as to when the restoration work required of Landlord may be completed. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within thirty (30) days after Tenant receives from Landlord the estimate of the time needed to complete such restoration with respect to (1) and
(2) below, or within ten (10) days after expiration of applicable time period with respect to (3) and (4) below:

                           (1) The Improvements are damaged by any peril and the
restoration of the Improvements reasonably cannot be substantially completed within one hundred eighty (180) days after the date of damage or destruction.

                           (2) The Improvements are damaged by any peril within
twelve (12) months of the last day of the Lease Term and the restoration of the Improvements reasonably cannot be substantially completed within ninety (90) days after the date of such damage.

                           (3) The restoration of the Building is not
substantially completed within four (4) months after the date of the damage or destruction.

                           (4) Landlord does not commence restoration of the
Building within thirty (30) days following the receipt of insurance proceeds.

                  D. Abatement of Rent. In the event of damage to the Premises, the Monthly Installment of rent and Additional Rent shall be temporarily abated during the period between the date of damage and the date the Improvements are substantially restored in proportion to the degree to which Tenant's use of the Premises is impaired by such damage. Tenant shall not be entitled to any compensation from Landlord for loss of Tenant's property or loss to Tenant's business caused by such damage or restoration. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code, and the provisions of any similar law, hereinafter enacted. Similarly, as respects the present or future presence on, under, in, over or adjacent to the Premises of any Hazardous Materials as to which Landlord has the obligation under this Lease to remove or otherwise remediate, then if under applicable Law, Tenant for any period of time is prevented from occupying or using all or any portion of the Premises due to the presence, removal or remediation of any such Hazardous Materials, the Monthly Installment of rent and Additional Rent shall be temporarily abated during any such period of time in proportion to the degree to which Tenant's occupancy or use of the Premises is so prevented by such presence, removal or remediation of such Hazardous Materials.

         14.      Condemnation.

                  A. Definition of Terms. For the purposes of this Lease, the term (1) "Taking" means a taking of the Premises or damage to the Premises related to the exercise of the power of eminent domain and includes a voluntary conveyance, in lieu of court proceedings, to any agency, authority, public utility, person or corporate entity empowered to condemn property; (2) "Total Taking" means the taking of the entire Premises or so much of the Premises as to prevent or substantially impair the use thereof by Tenant for the uses herein specified; (3) "Partial Taking" means a Taking which does not constitute a Total Taking; (4) "Date of Taking" means the date upon which the title to the Premises, or a portion thereof, passes to and vests in the condemnor or the effective date of any order for possession if issued prior to the date title vests in the condemnor; and (5) "Award" means the amount of any award made, consideration paid, or damages ordered as a result of a Taking.

                  B. Rights. The parties agree that in the event of a Taking all rights between them or in and to an Award shall be as set forth herein and Tenant shall have no right to any Award except as set forth herein. Notwithstanding the foregoing, Landlord and Tenant agree that each shall make separate claims for an Award from the condemning authority, person or entity.

                  C. Total Taking. In the event of a Total Taking during the term hereof (1) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the Premises shall cease and terminate as of the Date of Taking; (2) Landlord shall refund to Tenant any prepaid rent and any unapplied security deposit; (3) Tenant shall pay Landlord any rent or charges due Landlord under the Lease, each prorated as of the Date of Taking; and (4) Tenant shall receive from the Award those portions of the Award attributable to trade fixtures of Tenant, the unamortized value of the Tenant Improvements as well as all other alterations, additions or improvements to the Premises paid for by Tenant (with such unamortized value to be determined based on the useful life of the particular alteration, addition or improvement), loss of Tenant's good will and moving expenses of Tenant (but not any amount attributable to the value of Tenant's leasehold estate) and Landlord shall receive from the Award those portions thereof applicable to the Parcel and the unamortized value of the Landlord Improvements and other improvements paid for by Landlord (with such unamortized value to be determined based on the useful life of the particular improvement).

                  D. Partial Taking. In the event of a Partial Taking during the term hereof (1) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the portion of the Premises taken shall cease and terminate as of the Date of Taking; (2) from and after the Date of Taking the Monthly Installment of rent shall be reduced in proportion to the degree to which Tenant's use of the Premises is impaired by such Partial Taking; and (3) Tenant shall receive from the Award the portions of the Award attributable to trade fixtures of Tenant and the unamortized value of the Tenant Improvements as well as other alterations, additions or improvements to the Premises paid for by Tenant and located in the part of the Building taken by the Partial Taking and Landlord shall receive from the Award those portions thereof applicable to the Parcel and the unamortized value of the Landlord Improvements and other improvements paid for by Landlord (with such unamortized value to be determined based on the useful life of the particular improvement). In the event of a Partial Taking, Landlord, upon receipt of the Award, shall promptly restore the Parcel and the Landlord Improvements to an architecturally whole unit.

         15. Mechanics' Lien. Tenant shall (A) pay for all labor and services performed for, materials used by or furnished to, Tenant or any contractor employed by Tenant with respect to the Premises; (B) indemnify, defend, protect and hold Landlord and the Premises harmless and free from any liens, claims, liabilities, demands, encumbrances, or judgments created or suffered by reason of any labor or services performed for, materials used by or furnished to, Tenant or any contractor employed by Tenant with respect to the Premises; (C) give notice to Landlord in writing five (5) days prior to employing any laborer or contractor to perform services related to, or receiving materials for use upon the Premises; and (D) permit Landlord to post a notice of nonresponsibility in accordance with the statutory requirements of California Civil Code Section 3094 or any amendment thereof. If any lien arising out of any work performed, materials furnished or obligations incurred by Tenant is filed against the Premises, within thirty (30) days following the notice to the Tenant of the same Tenant shall cause such lien to be discharged of record or, if Tenant desires to contest the lien, Tenant shall post security in an amount sufficient to ensure release of the lien if a final nonappealable judgment establishing the validity of the lien is entered at a later date. In the event Tenant is required to post an improvement bond with a public agency in connection with the above, Tenant agrees to include Landlord as an additional obligee.

         16. Inspection of the Premises. Tenant shall permit Landlord and its agents to enter the Premises (subject to Tenant's reasonable security requirements) at any reasonable time for the purpose of inspecting the same, performing Landlord's maintenance and repair responsibilities (upon 2 business days prior notice except in an emergency), posting a notice of non-responsibility for alterations, additions or repairs and at any time within one hundred eighty (180) days prior to expiration of this Lease, to place upon the Premises, ordinary "For Lease" or "For Sale" signs.

         17. Compliance with Laws. Tenant shall, at its own cost, comply with all of the requirements of all municipal, county, state and federal authorities now in force, or which may hereafter be in force, pertaining to Tenant's use and occupancy of the Premises, and shall faithfully observe all municipal, county, state and federal laws, statutes or ordinances now in force or which may hereafter be in force pertaining to the use and occupancy of the Premises. Tenant shall indemnify, protect, defend, and hold Landlord harmless against any loss, expense, damage, attorneys' fees or liability arising out of the failure of Tenant to comply with any applicable law. Notwithstanding anything in this Paragraph 17 to the contrary, Tenant's obligations with respect to alterations required by Law are governed by Subparagraph 10.B above.

         18. Subordination. The following provisions shall govern the relationship of this Lease to any underlying lease, mortgage or deed of trust which now or hereafter affects the Premises or Landlord's interest or estate therein and any renewal, modification, consolidation, replacement, or extension thereof (a "Security Instrument").

                  A. Priority. This Lease is subject and subordinate to all Security Instruments existing as of the Commencement Date. However, if any Lender so requires, this Lease shall become prior and superior to any such Security Instrument.

                  B. Subsequent Security Instruments. At Landlord's election, this Lease shall become subject and subordinate to any Security Instrument created after the Commencement Date provided that the Lender holding such Security Instrument agrees that in the event of foreclosure of the Security Instrument in question, such Lender (or any purchaser at any foreclosure sale) shall agree that, so long as there is not then an uncured Event of Default on the part of Tenant hereunder, this Lease shall remain in full force and effect notwithstanding the foreclosure of any such Security Instrument and such Lender (or any purchaser at any foreclosure sale) shall recognize the tenancy of Tenant on the terms and conditions contained in this Lease.

                  C. Documents. Tenant shall execute any reasonable document or instrument required by Landlord or any Lender to make this Lease either prior or subordinate to a Security Instrument, which may include such other matters as the Lender customarily requires in connection with such reasonable agreements which are not otherwise inconsistent with the provisions of this Lease, including provisions that the Lender, if it succeeds to the interest of Landlord under this Lease, shall not be (i) liable for any act or omission of any prior landlord (including Landlord), (ii) subject to any offsets or defenses which Tenant may have against any prior landlord (including Landlord), (iii) bound by any rent or Additional Rent paid more than one (1) month in advance of the date due under this Lease unless the Lender receives it from Landlord, (iv) liable for any defaults on the part of Landlord occurring prior to the time that the Lender takes possession of the Premises in connection with the enforcement of its Security Instrument, (v) liable for the return of any security deposit unless such deposit has been delivered to Lender, or (vi) bound by any agreement or modification of the Lease made without the prior written consent of the Lender. Tenant's failure to execute any such document or instrument conforming to the above requirements within twenty
(20) days after written demand therefor shall constitute a default by Tenant. Tenant's obligation to execute and deliver any subordination agreement to any future Lender shall be conditioned upon such Lender agreeing that in the event of foreclosure of the mortgage or termination of the ground lease in question, such Lender (or any purchaser at any foreclosure sale) shall agree that so long as there is not then an uncured Event of Default on the part of Tenant under this Lease, this Lease shall remain in full force and effect notwithstanding such foreclosure or termination and such Lender (or any purchaser at any foreclosure sale) shall recognize the tenancy of Tenant on the terms and conditions contained in this Lease. If any Lender shall be a lender with respect to a Security Instrument falling within the definition of Affiliate Deed of Trust, then such agreement with Lender shall conform to the additional requirements of Paragraph 18.E below.

                  D. Tenant's Attornment. Tenant shall attorn (1) to any purchaser of the Premises at any foreclosure sale or private sale conducted pursuant to any Security Instrument encumbering the Premises; (2) to any grantee or transferee designated in any deed given in lieu of foreclosure; or (3) to the lessor under any underlying ground lease should such ground lease be terminated.

                  E. Non-Disturbance Agreement from any Existing Lender. If either at the time of execution of this Lease or the recording of a short form memorandum of this Lease pursuant to Paragraph 44 hereof, there is then a deed of trust existing as a lien against title to the Premises (hereinafter referred to as an "Existing Deed of Trust"), Landlord shall cause the beneficiary under the Existing Deed of Trust to execute and deliver to Tenant within sixty (60) days after the date of execution of this Lease or as soon thereafter as reasonably practicable but in no event later than November 1, 1996, a Non-Disturbance Agreement in form and content reasonably acceptable to both Tenant and the beneficiary under the Existing Deed of Trust, pursuant to which the beneficiary shall agree that in the event of foreclosure of the Existing Deed of Trust, such beneficiary (or any purchaser at any foreclosure sale) shall agree that so long as there is not then an uncured Event of Default on the part of Tenant under this Lease, this Lease shall remain in full force and effect and such beneficiary (or any purchaser at any foreclosure sale) shall recognize the tenancy of Tenant on the terms and conditions contained in this Lease, and shall further expressly acknowledge that absent an Event of Default by Tenant under this Lease or termination of this Lease, any insurance proceeds associated with any damage or destruction of the Premises shall be made available for restoration of the Premises in accordance with the provisions of Paragraph 13 of this Lease.

         19. Holding Over. This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant after expiration shall not constitute a renewal or extension or give Tenant any rights in or to the Premises except as expressly provided in this Lease. Any holding over after the expiration without the consent of Landlord shall be construed to be a tenancy from month to month, at one hundred twenty-five percent (125%) of the monthly rent for the last month of the Lease Term, and shall otherwise be on the terms and conditions herein specified insofar as applicable.

         20. Notices. Any notice required or desired to be given under this Lease shall be in writing with copies directed as indicated below and shall be given either by certified mail; by hand delivery; by overnight courier service; or by telecopy with an original by regular mail. Any notice given by certified mail shall be deemed to have been given when seventy-two (72) hours have elapsed from the time such notice was deposited in the United States mails, certified and postage prepaid, return receipt requested, addressed to the party to be served at the last address given by that party to the other party under the provisions of this paragraph. Any notice given by means other than certified mail shall be deemed to have been given to the party to be served when delivered to the last address given by that party to the other party under the provisions of this paragraph. At the date of execution of this Lease, the address of Landlord is:

                           Main Street Associates
                           c/o Thomas Properties
                           3100 Oak Road
                           Suite 360
                           Walnut Creek, CA 94596

and the address of Tenant is:

                           Thoratec Laboratories Corporation
                           2023 8th Street
                           Berkeley, CA 94710

which address shall change to the address of the Premises after Tenant has commenced occupancy of the same.

Either party may change its address for notices by giving notice in accordance with the provisions of this Paragraph 20.

         21. Attorneys' Fees. In the event either party shall bring any action or legal proceeding for damages for any alleged breach of any provision of this Lease, to recover rent or possession of the Premises, to terminate this Lease, or to enforce, protect or establish any term or covenant of this Lease or right or remedy of either party, the prevailing party shall be entitled to recover as a part of such action or proceeding, reasonable attorneys' fees and court costs, including attorneys' fees and costs for appeal, as may be fixed by the court or jury. The term "prevailing party" shall mean the party who received substantially the relief requested, whether by settlement, dismissal, summary judgment, judgment, or otherwise.

         22. Subleasing and Assignment.

                  A. Landlord's Consent Required. Tenant's interest in this Lease is not assignable, by operation of law or otherwise, nor shall Tenant have the right to sublet the Premises, transfer any interest of Tenant therein or permit any use of the Premises by another party, without the prior written consent of Landlord to each such assignment, subletting, transfer or use, which consent Landlord agrees not to withhold unreasonably, subject to the provisions of Subparagraphs 22.C and 22.D below. A consent to one assignment, subletting, occupancy or use by another party shall not be deemed to be a consent to any subsequent assignment, subletting, occupancy or use by another party. Any assignment or subletting without such consent shall be void and shall, at the option of Landlord, constitute an Event of Default by Tenant.

         Landlord's waiver or consent to any assignment or subletting hereunder shall not relieve Tenant from any obligation under this Lease unless the consent shall so provide.

                  B. Transferee Information Required. Subject to Subparagraph 22.D below, if Tenant desires to assign its interest in this Lease or sublet the Premises, or transfer any interest of Tenant therein, or permit the use of the Premises by another party (hereinafter collectively referred to as a "Transfer"), Tenant shall give Landlord at least fifteen (15) business days prior written notice of the proposed Transfer and of the terms of such proposed Transfer, including, but not limited to, the name and legal composition of the proposed transferee, a financial statement of the proposed transferee, the nature of the proposed transferee's business to be carried on in the Premises, the payment to be made or other consideration to be given to Tenant on account of the Transfer, and such other pertinent information as may be requested by Landlord, all in sufficient detail to enable Landlord to evaluate the proposed Transfer and the prospective transferee.

                  C. Landlord's Rights. In the event Tenant seeks to Transfer its interest in this Lease or the Premises (excluding a transfer permitted by Subparagraph 22.D below), Landlord shall have the following options, which may be exercised at its sole choice without limiting Landlord in the exercise of any other right or remedy which Landlord may have by reason of such proposed
Transfer:

                            (i) Landlord may consent to the proposed Transfer on
the condition that Tenant agrees to pay to Landlord, as additional rent, fifty percent (50%) of any and all rents or other consideration (including key money) received by Tenant from the transferee by reason of such Transfer in excess of the rent payable by Tenant to Landlord under this Lease less: (a) any brokerage commissions, attorneys' fees and advertising expenses incurred by Tenant in connection with the Transfer; (b) the costs of any alterations that must be made by Tenant in order to obtain the Transfer in question; (c) the unamortized cost of any alterations, additions or improvements to the Premises paid for by Tenant, which cost shall be amortized, together with ten percent (10%) interest on the unamortized balance, on a straight line basis over the useful life of the particular alteration, addition or improvement, but only to the extent any such alteration, addition or improvement (X) was not intended solely for Tenant's particular use of the Premises or (Y) will actually be utilized by the prospective transferee; and (d) the cost to Tenant of removing any or all of the other alterations, additions or improvements to the Premises paid for by Tenant which Tenant shall be required or elect to remove. Tenant expressly agrees that the foregoing is a reasonable condition for obtaining Landlord's consent to any Transfer; or

                           (ii) Landlord may reasonably withhold its consent to
the proposed Transfer (with the provisions of Paragraph 43 below to apply to the granting or withholding of such consent).

                  D. Permitted Transfers. Notwithstanding the foregoing, Tenant may with notice to Landlord, but without Landlord's prior written consent and without complying with Subparagraphs 22.B or 22.C, assign its interest in the Lease or sublet the Premises or a portion thereof to (i) a subsidiary, affiliate, division or corporation controlled by or under common control with Tenant (a "Tenant Affiliate"); (ii) a successor corporation related to Tenant by merger, consolidation, non-bankruptcy reorganization or government action; (iii) a partnership, joint venture, limited liability company or other entity in which Tenant or a Tenant Affiliate has a twenty-five percent (25%) or more ownership interest: or (iv) a purchaser of substantially all of the Tenant's assets; provided that, in each instance described above, (a) the transferee (in the case of an assignment) assumes the obligations of the Tenant under this Lease in a written instrument delivered to Landlord, and (b) the transferor tenant remains liable as a primary obligor for the obligations of Tenant under this Lease.

         23. Successors. The covenants and agreements contained in this Lease shall be binding on the parties hereto and on their respective heirs, successors and assigns (to the extent the Lease is assignable).

         24. Mortgagee Protection. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage encumbering the Premises, whose address shall have been previously furnished to Tenant. So long as such beneficiary or mortgagee is making diligent efforts to cure the default, including, but not limited to, obtaining possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effect a cure, Tenant shall not have the right to terminate this Lease, provided, however, that in order for the limitation on Tenant's right to terminate this Lease as set forth in this sentence to be effective in the event it is necessary for beneficiary or mortgagee to pursue obtaining possession of the Premises by power of sale or judicial foreclosure to effect a cure, such beneficiary or mortgagee must first have agreed in writing with Tenant that such beneficiary or mortgagee will complete such cure as soon as is commercially reasonable under the circumstances.

         25. Estoppel Certificate and Financial Statements. At all times during the Lease Term, each party agrees, within ten (10) business days following request by the other party, to execute and deliver to the requesting party an estoppel certificate (i) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to the certifying party's knowledge, any uncured defaults on the part of any party hereunder or, if there are uncured defaults, specifying the nature of such defaults, and (iv) certifying such other information about the Lease as may be reasonably required by the requesting party.

         26. Surrender of Lease Not Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenants, or operate as an assignment to Landlord of any or all such subleases or subtenants.

         27. Waiver. The waiver by Landlord or Tenant of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. Any waiver shall be in writing and signed by both Landlord and Tenant.

         28. General.

                  A. Captions. The captions and paragraph headings used in this Lease are for the purposes of convenience only. They shall not be construed to limit or extend the meaning of any part of this Lease, or be used to interpret specific sections. The word(s) enclosed in quotation marks shall be construed as defined terms for purposes of this Lease. As used in this Lease, the masculine, feminine and neuter and the singular or plural number shall each be deemed to include the other whenever the context so requires.

                  B. Definition of Landlord. Subject to the provisions of Paragraph 35 below (as relate to certain obligations of the initial Landlord hereunder expressly surviving any assignment of the interest of Landlord under this Lease), the term Landlord as used in this Lease, so far as the covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner at the time in question of the fee title of the Premises, and in the event of any transfer or transfers of the title of such fee, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved of all liability with respect to performance of any covenants or obligations on the part of Landlord contained in this Lease to be performed after the date of such transfer or conveyance; provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee and Tenant receives a copy of a written assumption agreement whereby the transferee assumes the obligations of Landlord under this Lease to be performed after the date of such transfer or conveyance. It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject as aforesaid, be binding upon each Landlord, its heirs, personal representatives, successors and assigns only during its respective period of ownership.

                  C. Time of Essence. Time is of the essence for the performance of each term, covenant and condition of this Lease.

                  D. Severability. In case any one or more of the provisions contained herein, except for the payment of rent, shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein. This Lease shall be construed and enforced in accordance with the laws of the State of California.

                  E. Quiet Enjoyment. Upon Tenant paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

                  F. Law. As used in this Lease, the term "Law" or "Laws" shall mean any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any government agency or authority having jurisdiction over the parties to this Lease or the Premises or both, in effect at the Commencement Date of this Lease or any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g., board of fire examiners, public utility or special district).

                  G. Agent. As used in this Lease, the term "Agent" shall mean, with respect to either Landlord or Tenant, its respective agents, employees, contractors (and their subcontractors), and invitees (and in the case of Tenant, its subtenants).

                  H. Lender. As used in this Lease, the term "Lender" shall mean any beneficiary, mortgagee, secured party or other holder of any deed of trust, mortgage or other written security device or agreement affecting Landlord's interest in the Premises.

                  I. Landlord Affiliate. As used in this Lease, the term "Landlord Affiliate" shall mean a constituent partner of Landlord or an entity controlling, controlled by, or under common control with Landlord or a constituent partner of Landlord.

                  J. Affiliate Deed of Trust. As used in this Lease, the term "Affiliate Deed of Trust" shall mean any deed of trust now or hereafter executed whose beneficiary is a Landlord Affiliate.

         29. Sign. Provided Tenant first obtains all required permits and approvals from the City of Pleasanton and any other governmental entity having jurisdiction thereover, Tenant may install, at its cost, monument and building signage complying with City ordinances. Except as provided in the previous sentence, Tenant shall not place or permit to be placed any sign or decoration on the Parcel or the exterior of the Building without the prior written consent of Landlord. Tenant, upon written notice by Landlord, shall immediately remove any sign or decoration that Tenant has placed or permitted to be placed on the Parcel or the exterior of the Building in violation of this paragraph and if Tenant fails to so remove such sign or decoration within thirty (30) days after Landlord's written notice, Landlord may enter upon the Premises and remove said sign or decoration and Tenant agrees to pay Landlord, as additional rent upon demand, the cost of such removal. At the termination of this Lease, Tenant shall remove any sign which it has placed on the Parcel or Building and shall repair any damage caused by the installation or removal of such sign.

         30. Interest on Past Due Obligations. Any Monthly Installment of rent due from Tenant, or any other sum due under this Lease from Tenant to Landlord or from Landlord to Tenant, which is received by Landlord or Tenant, as applicable, after the date ten (10) days following the date written notice is given by Landlord to Tenant or Tenant to Landlord, as applicable, that such sum has not been paid when due, shall bear interest from said due date until paid, at an annual rate equal to the lower of (the "Permitted Rate"): (1) the maximum rate of interest permitted by law; or (2) the rate of interest as publicly announced from time to time by Bank of America (main office - San Francisco) as its prime or reference rate plus one percent (1%). Payment of such interest shall not excuse or cure any default by Tenant. In addition, each party shall pay all costs and attorneys' fees incurred by the other party in collection of such amounts.

         31. Surrender of the Premises. On the last day of the term hereof, or on the sooner termination of this Lease, Tenant shall, subject to Paragraphs 13 and 14, surrender the Premises to Landlord in their condition existing as of the Commencement Date of this Lease, ordinary wear and tear excepted, and as to any office portion of the Premises, all interior walls cleaned or washed as appropriate and the floors cleaned and waxed. Tenant shall remove all of Tenant's personal property and trade fixtures from the Premises, and all property not so removed shall be deemed abandoned by Tenant. Tenant, at its sole cost, shall repair any damage to the Premises caused by the removal of Tenant's personal property, machinery and equipment, which repair shall include, without limitation, the patching and filling of holes and repair of structural damage. If the Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify, defend, protect and hold Landlord harmless from and against loss or liability resulting from delay by Tenant in so surrendering the Premises including without limitation, any claims made by any succeeding tenant or losses to Landlord due to lost opportunities to lease to succeeding tenants.

         32. Authority. The undersigned parties hereby warrant that they have proper authority and are empowered to execute this Lease on behalf of Landlord and Tenant, respectively.

         33. Title. This Lease is made subject to all matters of public record affecting title to the Premises as described in the Preliminary Title Report dated July 5, 1996 prepared by First American Title Guaranty Company, Order No. SP15640, a copy of which is attached hereto as EXHIBIT "D" (the "Title Report") excluding Exception Nos. 10 and 14 therein.

         Landlord shall use due diligence to enforce all rights and easements which are appurtenant to the Premises.

         34. Brokers. Tenant represents and warrants to Landlord that it has not dealt with any broker respecting this transaction other than TRI Commercial Oncor International and hereby agrees to indemnify and hold Landlord harmless from and against any brokerage commission or fee, obligation, claim or damage (including attorneys' fees) paid or incurred respecting any broker claiming through Tenant or with which/whom Tenant has dealt with respect to the Premises, other than TRI Commercial Oncor International. Landlord shall pay any and all leasing commissions due to TRI Commercial Oncor International, as a result of this transaction pursuant to the terms of a separate agreement between Landlord and TRI Commercial Oncor International. Landlord agrees to indemnify and hold Tenant harmless from and against any brokerage, commission or fee, obligation, claim or damage (including attorneys' fees) paid or incurred respecting any broker claiming through Landlord or with which/whom Landlord has dealt with respect to the Premises other than TRI Commercial Oncor International.

         35. Limitation on Landlord's Liability. So long as Landlord is a corporation, trust, partnership, joint venture, unincorporated association or other form of business entity, (i) the obligations of Landlord shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals of such business entity ("Beneficial Owners"), and (ii) Tenant shall have recourse only to the assets of such business entity which are real property subject to this Lease or proceeds therefrom (e.g., condemnation proceeds, insurance proceeds, or rent) (the "Project Assets") for the satisfaction of such obligations and not against the other assets of such business entity or its Beneficial Owners, other than to the extent of their interests in the Project Assets owned by such business entity.

         36. Hazardous Material.

                  A. Definitions. As used herein, the term "Hazardous Material" shall mean any substance: (i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; (ii) which is or becomes defined as a "hazardous waste," "hazardous substance," pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, department, commission, board, agency or instrumentality of the United States, the State of California or any political subdivision thereof; (iv) the presence of which on the Premises poses or threatens to pose a known material risk to the health or safety of persons on or about the Premises; (v) without limitation which contains gasoline, diesel fuel or other petroleum hydrocarbons; (vi) without limitation which contains polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation; or (vii) without limitation radon gas.

                  B. Obligations. Landlord, at its sole cost, shall comply with all Laws which impose liability or responsibility upon either Landlord or Tenant to investigate, remediate or otherwise take any action with respect to any Hazardous Materials existing in, or under or about the Premises as of the date of delivery of possession to Tenant (the "Existing Environmental Condition"). Landlord shall defend, protect, hold harmless and indemnify Tenant and its Agents with respect to all actions or claims by federal, state, and local governmental agencies or by other third parties for fines, penalties, fees (including, but not limited to, reasonable attorneys' and consultants' fees), costs, damages, liabilities, losses, remediation costs, investigation costs, response costs and other expenses arising out of, resulting from, or caused by Landlord's failure to perform the foregoing obligations in this Subparagraph B or the introduction onto the Premises by Landlord or its Agents of any Hazardous Materials. Tenant shall defend, protect, hold harmless and indemnify Landlord and its Agents with respect to all actions or claims by federal, state, and local governmental agencies or by other third parties for fines, penalties, fees (including, but not limited to, reasonable attorneys' and consultants' fees), costs, damages, liabilities, losses, remediation costs, investigation costs, response costs and other expenses arising out of, resulting from, or caused by the introduction onto the Premises by Tenant or its Agents of any Hazardous Materials.

                  C. Provisions Survive Termination. The provisions of this Paragraph 36 shall survive the expiration or termination of this Lease.

                  D. Controlling Provisions. The provisions of this Paragraph 36 are intended to govern the rights and liabilities of the Landlord and Tenant hereunder respecting Hazardous Materials to the exclusion of any other provisions in this Lease that might otherwise be deemed applicable. The provisions of this Paragraph 36 shall be controlling with respect to any provisions in this Lease that are inconsistent with this Paragraph 36.

         37. Option to Extend.

                  A. Exercise of Option. Provided that Tenant is not in default under this Lease at the time of exercise of the hereinafter described options, Tenant shall have two (2) options to extend the term of this Lease, each for a period of five (5) years. Said options shall be exercised only by written notice delivered to Landlord not later than twelve (12) months prior to the expiration date of the then existing term of this Lease. In all respects, the terms, covenants and conditions of this Lease shall remain unchanged during each of the Option Terms, except that the Monthly

Installment of rent payable during each Option Term shall be revised in accordance with Subparagraph 37.B below, and except that there shall be no further option to extend the term of this Lease at the end of the Second Option Term.

                  B. Option Term Rent. The Monthly Installment of rent payable during each of the Option Terms shall be the Fair Market Rent as defined in Subparagraph 37.C below for the Premises for the Option Term in question.

                  C. Fair Market Rent. For the purposes of this Paragraph 37, the term "Fair Market Rent" shall mean the going market rental and any adjustment or adjustments to such rental at such time(s) in such amount or using such formula as is prevailing at the time of the commencement of the Option Term in question, for comparably equipped space in buildings containing between 50,000 to 65,000 square feet, located within the general area of the Premises but paying particular attention to the Hacienda Business Park, and in a condition comparable to then condition of the Premises, taking into account all legal uses for which the Premises could be used without material alteration thereto and the value of all the Improvements in the Premises made by Landlord for a tenant proposing to sign a lease for a similar term and having financial qualifications similar to Tenant and using as a guide equivalent space in the size range specified above of similar age, construction, quality and location. There shall be excluded from any determination of "Fair Market Rent" the rental value attributable to any alterations constructed by Tenant with its own funds. Any determination of "Fair Market Rent" shall take into account rental concessions and other economic inducements then prevailing in the market. Also, if there is no leasing commission payable by Landlord in connection with Tenant's exercise of an option to extend, then there shall be excluded from any determination of "Fair Market Rent" the rental value attributable to a standard leasing commission customarily paid by a lessor in connection with a five (5) year lease amortized on a straight line basis over the five (5) year Option Term in question. In no event shall the Fair Market Value Rent in each Option Term be less than the last monthly installment of rent payable during the previous term.

                  D. Appraisal. Promptly following exercise of any option to extend, the parties shall meet and endeavor to agree upon the Fair Market Rent of the Premises for the Option Term in question. If within thirty (30) days after exercise of the option, the parties cannot agree upon the Fair Market Rent, the parties shall submit the matter to binding appraisal in accordance with the following procedure: Within thirty (30) days after exercise of the option, the parties shall either (1) jointly appoint an appraiser for this purpose or (2) failing this joint action, separately designate a disinterested appraiser. No person shall be appointed or designated an appraiser unless he or she has at least five (5) years experience in appraising major commercial property in Alameda County and is a member of a recognized society of real estate appraisers. If, within thirty (30) days after their appointment, the two appraisers reach agreement on the Fair Market Rent, that value shall be binding and conclusive upon the parties. If the two appraisers thus appointed cannot reach agreement on the question presented within thirty (30) days after their appointment, then the appraisers thus appointed shall appoint a third disinterested appraiser having like qualifications. Within thirty (30) days after the appointment of the third appraiser, the two appraisers appointed by the parties shall each submit to the third appraiser and to the parties their independent appraisal of the Fair Market Rent of the Premises for the Option Term in question. Within thirty (30) days after receipt of the two independent appraisals, the third appraiser shall select one of the two appraisals submitted by the two appraisers appointed by the parties as the appraisal closest to the Fair Market Rent of the Premises. The appraisal of the Fair Market Rent so selected by the third appraiser shall be binding and conclusive upon the parties. Each party shall pay the fees and expenses of the appraiser appointed by it and shall share equally the fees and expenses of the third appraiser. If the two appraisers appointed by the parties cannot agree on the appointment of the third appraiser, they or either of them shall give notice of such failure to agree to the parties and if the parties fail to agree upon the selection of such third appraiser within ten (10) days after the appraisers appointed by the parties give such notice, then either of the parties, upon notice to the other party may request such appointment by the American Arbitration Association, or on its failure, refusal or inability to act, may apply for such appointment to the presiding judge of the Superior Court of Alameda County, California.

         38. Reasonable Approval Standard. Whenever in this Lease the review, acceptance, approval or consent of either Landlord or Tenant ("Reviewing Party") is required to the taking of or refraining from taking any action under the Lease, or to the manner of performing or observing any covenant or condition of the Lease (collectively "Matter"), the favorable review, acceptance, approval or consent (collectively "Approval") as to any such Matter shall neither be unreasonably withheld nor unduly delayed by the Reviewing Party, and if the Reviewing Party desires to deny or withhold its Approval as to any such matter, the Reviewing Party shall, by written notice to the other party given within the time period for the giving of such Approval as provided herein or elsewhere in this Lease, state with particularity the basis for the denial or withholding by such Reviewing Party of such Approval. Provided the request made of the Reviewing Party for the Approval references this Paragraph 38 and indicates to the effect that a lack of an appropriate response within thirty (30) days (or within such other period of time for response if the Lease otherwise expressly provides a specific period for such Approval) will be deemed to constitute Approval, then the failure of the Reviewing Party to so respond in writing (including stating with particularity the basis for any denial or withholding of such Approval) to any Matter within thirty (30) days of receipt of the written request of the other party (or within such other period of time for response if the Lease otherwise expressly provides a specific period for such Approval), shall be deemed to constitute the Approval by such Reviewing Party as to the Matter.

         39. Memorandum of Lease. Promptly following the execution of this Lease, both Landlord and Tenant shall execute, acknowledge and cause to be recorded in the official records of Alameda County, California, a short form memorandum of this Lease, including the right of first opportunity under Section 42 of this Lease, in form reasonably acceptable to Landlord and Tenant.

         40. Security Deposit. By execution hereof, Landlord acknowledges receipt of the sum of Eight Hundred Eighty-Five Thousand Six Hundred Sixty Dollars ($885,660) in cash from Tenant, as security for the faithful performance by Tenant of all of the terms and conditions of this Lease to be kept and performed by Tenant during the term hereof ("Security Deposit"). The Security Deposit shall secure Tenant's obligations hereunder to construct the Tenant Improvements, pay rent and all other sums due to Landlord hereunder, to maintain the Premises and repair damages thereto as provided in this Lease, to surrender the Premises to Landlord in clean condition and good repair upon termination of this Lease and timely to discharge Tenant's other obligations hereunder. Except as provided below, Landlord may use and commingle the Security Deposit with other funds of Landlord. If Tenant fails to perform its obligations hereunder, then Landlord may, but without any obligation so to do, apply all or any portion of the Security Deposit toward fulfillment of Tenant's unperformed obligations. If Landlord does so apply any portion of the Security Deposit, Tenant, upon demand by Landlord, shall immediately pay to Landlord a sufficient amount in cash to restore the Security Deposit to its full original amount. On termination of this Lease, if Tenant has then fully performed all its obligations hereunder, Landlord shall return the Security Deposit, with interest thereon, to Tenant. If Landlord, prior to the expiration of the term of this Lease, sells or otherwise transfers Landlord's rights or interest under this Lease, Landlord may deliver the Security Deposit to the transferee, whereupon, Landlord shall have no further liability to Tenant concerning the Security Deposit. Notwithstanding any provision hereinabove to the contrary, Landlord shall hold, at its own risk, a portion of the Security Deposit equal to SEVEN HUNDRED FIFTY THOUSAND ($750,000) in a certificate of deposit account at Civic Commerce Bank in Walnut Creek, with all interest thereon accruing to the benefit of Tenant, until such time as Tenant has commenced occupancy of the Premises, at which time said amount and all interest thereon shall be returned to Tenant and Tenant shall obtain the letter of credit required pursuant to Section 43 of this Lease.

         41. Modifications for Lender. If, in connection with obtaining financing for the Premises, or any portion thereof, Landlord's Lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided such modifications do not materially adversely affect Tenant's rights hereunder as determined by Tenant in its sole reasonable judgment and do not increase Tenant's monetary obligations hereunder.

         42. Right of First Opportunity to Purchase.

                  A. Grant of Right. Landlord shall not, at any time during the term of this Lease, offer to sell or accept an offer to purchase (collectively herein called an "offer to sell") the

Premises without first giving to Tenant at least thirty (30) days prior written notice of Landlord's election to sell the Premises, which notice is hereinafter referred to as the "Notice of Sale".

                  B. Notice of Sale. The Notice of Sale shall include the price and other terms and conditions reasonably appropriate to a sales transaction on which Landlord is willing to sell the Premises.

                  C. Response by Tenant. For a period of fifteen (15) days after receipt by Tenant of the Notice of Sale, and only during such period, Tenant shall have the right to accept the offer of sale set forth in the Notice of Sale only by doing all of the following prior to the expiration of said fifteen (15) day period: (i) giving written notice of acceptance to Landlord, which notice shall state that Tenant agrees to purchase the Premises on the same terms, price and conditions as set forth in the Notice of Sale and (ii) delivering to Landlord at the same time the full amount of any reasonable earnest money deposit specified in the Notice of Sale.

                  D. No Response. In the event that Landlord does not receive written notice of Tenant's acceptance of the offer to sell and the earnest money deposit within said fifteen (15) day period, there shall be a conclusive presumption that Tenant has elected not to exercise Tenant's right to purchase the Premises pursuant to this Paragraph 42, and Landlord may sell the Premises to a third party at any time thereafter so long as the purchase price paid by the third party purchaser is no less than ninety five percent (95%) of the Purchase Price specified in the Notice of Sale. Other than the limitation on price specified in the previous sentence, the terms and conditions of the sale to the third party may be different than those specified in the Notice of Sale.

                  E. Landlord's Re-Offer. If, after having given Tenant a Notice of Sale, Landlord decides to offer to sell the Premises at a purchase price less than ninety five percent (95%) of the Purchase Price specified in the Notice of Sale, Landlord shall give Tenant a new Notice of Sale (as used in this Paragraph 42, the "Re- Offer Notice"). For a period of five (5) business days after receipt by Tenant of the Re-Offer Notice, and only during such period, Tenant shall have the right to accept the offer of sale set forth in the Re-Offer Notice only by doing all of the following prior to the expiration of said five
(5) business day period: (i) giving written notice of acceptance to Landlord, which notice shall state that Tenant agrees to purchase the Premises on the same terms, price and conditions as set forth in the Re-Offer Notice and (ii) delivering to Landlord at the same time the full amount of any earnest money deposit specified in the Re-Offer Notice. In the event Landlord does not receive written notice of Tenant's acceptance of the offer of sale set forth in the Re-Offer Notice and the earnest money deposit within said five (5) business day period, there shall be a conclusive presumption that Tenant has elected not to exercise Tenant's right to purchase the Premises pursuant to this Paragraph 42, and Landlord may sell the Premises to a third party at any time thereafter so long as the purchase price paid by the third party purchaser is no less than ninety five percent (95%) of the purchase price specified in the Re-Offer Notice. Other than the limitation on price specified in the previous sentence, the terms and conditions of the sale to the third party may be different than those specified in the Re-Offer Notice.

                  F. Related Entitles. Notwithstanding the foregoing provisions, the right of first opportunity to purchase granted in this Paragraph 42 shall not apply to any transaction, conveyance, sale, transfer or agreement affecting the Premises entered into between the general partners of Landlord, or between one of the general partners and any entity controlling, controlled by or under common control with such general partner.

                  G. Termination. The foregoing right of first opportunity to purchase shall terminate:

                           (i) upon expiration or other termination of the term
of this Lease;

                           (ii) in the event the Premises is sold at a
foreclosure sale or transferred pursuant to a deed in lieu of foreclosure;

                           (iii) in the event that an Event of Default shall
occur under this Lease and remain uncured as of the date Tenant attempts to exercise its right to purchase the Premises under this Paragraph 42;

                           (iv) in the event that Tenant shall have assigned
this Lease or sublet substantially all of the Premises (except to a party described in Paragraph 22.D above); and

                           (v) in the event Tenant fails to exercise its rights
under this Paragraph 42 at its first opportunity to do so and a sale to a person or entity (other than a Landlord Affiliate or other entity described in Paragraph 42.F above) consistent with the requirements of this Paragraph 42 has occurred.

                  H. No Assignment. The rights granted to Tenant under this Paragraph 42 may not be severed from this Lease or separately sold, assigned or otherwise transferred.

                  I. Subordination. Notwithstanding anything in the foregoing to the contrary, the rights granted to Tenant under this Paragraph 42 are, and shall be at all times subject and subordinate to, any mortgage or deed of trust constituting a lien against the Premises or any part thereof, whether such mortgage or deed of trust has heretofore been, or may hereafter be placed against the Premises by Landlord. Tenant agrees to execute any documents required by the holder of any mortgage or deed of trust to effectuate or confirm the subordination of the rights of Tenant under this Paragraph 42 to such mortgage or deed of trust. With respect to the Existing Deed of Trust only, the Tenant may require, as a condition to executing such subordination agreement, that the beneficiary of the Existing Deed of Trust agree to recognize Tenant's rights under this Paragraph 42 with respect to any sale occurring after any foreclosure sale or deed in lieu of foreclosure in which the beneficiary of the Existing Deed of Trust acquires title to the Premises at such foreclosure sale or by deed in lieu of foreclosure.

         43. Letters of Credit. Tenant shall cause to be delivered to Landlord, within fifteen (15) business days following the receipt by Tenant of that portion of its Security Deposit (and all interest thereon) to which Tenant is entitled pursuant to the last sentence of Section 40 of this Lease, an irrevocable and unconditional letter of credit, in form and substance reasonably satisfactory to Landlord and issued by an issuing bank reasonably satisfactory to Landlord. The letter of credit shall be in the amount of SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($750,000). Subject to the terms below, the letter of credit shall expire on the final date of the initial fifteen (15) year Lease Term. If the expiration date of the letter of credit is prior to such date, then the letter of credit shall be renewed and provided to Landlord no later than fifteen
(15) days prior to the expiration date on its face. If Tenant fails to pay Rent or any other sum when due under this Lease or fails to meet any other obligation under this Lease, and such failure, with the passing of time or the giving of notice or both, would constitute an event of default under this Lease, then Landlord shall have the right to draw immediately on said letter of credit in an amount which Landlord deems necessary to cure any such failure, and thereafter to apply all or part of any amounts so drawn to cure such default. If and until any amounts drawn on the letter of credit by Landlord are applied to cure a default by Tenant as provided above, such applied amounts shall be held by Landlord as a security deposit pursuant to the terms of Section 40 hereof. In the event that Landlord applies any amount drawn under the letter of credit as provided above, Tenant shall, within ten (10) days after demand by Landlord, pay to Landlord a cash amount to be held as a security deposit pursuant to Paragraph 40 hereof, such that, at all times, except as provided below, the amount remaining to be drawn on the letter of credit plus the amount held by Landlord as a security deposit under Paragraph 40 hereof shall total at least Eight Hundred Eighty-Five Thousand Six Hundred Sixty Dollars ($885,660). Notwithstanding the foregoing, if Tenant is not in default under this Lease as of the expiration of the letter of credit (as the same has been renewed pursuant to the provisions above) the same shall be returned to Tenant. Further, notwithstanding any provision in this Lease to the contrary, provided Tenant is not then in default under this Lease:

          (i) if at any time during the Lease Term (A) Tenant has a net worth equal to or in excess of Sixty Million Dollars ($60,000,000) or (B) Tenant has an overall trend of positive earnings as measured in eight out of any ten consecutive quarters and Tenant has a net worth of at least Twenty Million Dollars ($20,000,000), then, in either case (A) or (B), the amount of the letter of credit shall be reduced to Five Hundred Thousand Dollars ($500,000);

          (ii) if at any time during the Lease Term (A) Tenant has a net worth equal to or in excess of Eighty Million Dollars ($80,000,000) or (B) Tenant has an overall trend of positive earnings in any twelve out of fourteen consecutive quarters and Tenant has a net worth of at least Twenty Million Dollars ($20,000,000), then, in either case (A) or (B), the letter of credit shall be reduced to Two Hundred Fifty Thousand Dollars ($250,000);

         (iii) if at any time after July 31, 2003 Tenant has a net worth of at least Twenty Million Dollars ($20,000,000), the letter of credit shall be immediately returned to Tenant and Landlord shall have no further right to draw upon such letter of credit or to require any replacement therefor; and

         (iv) if at any time during the Lease Term Tenant has a net worth equal to or in excess of One Hundred Ten Million Dollars ($110,000,00) or a credit rating of (A--) or its equivalent, the letter of credit shall be immediately returned to Tenant and Landlord shall have no further right to draw upon such letter of credit or to require any replacement thereof.

Notwithstanding any provision hereinabove to the contrary, at any time or at such times as the amount of Tenant's letter of credit shall be reduced in accordance with the foregoing sentence, Landlord shall have no right to require that the amount of the letter of credit be subsequently increased at a later date. For purposes of this Section 43, Tenant's net worth shall be determined in accordance with GAAP.

         44. Purchase Agreement. No later than five (5) business days following execution of this Lease, Landlord shall present Tenant evidence that either (a) the Purchase Agreement has been amended by the parties thereto to eliminate
Section 6 (City of Pleasanton Planned Development Permit) therefrom and that all references therein to the rights of CalProp, L.P. with respect to the approval of the design and development of any structure on the Parcel shall be deleted therefrom, or (b) CalProp, L.P. shall have provided all necessary design and development approvals pursuant to the Purchase Agreement in a form reasonably acceptable to Tenant so as to provide assurance to Tenant that CalProp, L.P. will not withhold consent to any of the Improvements to be constructed on the Premises as determined by Landlord and Tenant.

         45. Parking and Access Easements. Landlord and Tenant acknowledge that Tenant would not have entered into this Lease without the parking and access easements to which the Owner of the Parcel is entitled pursuant to that certain Declaration of Covenants, Conditions and Restrictions made on July 6, 1995 by CalProp, L.P. which provides for reciprocal parking and access easements subject to certain limitations ("Declaration"). Landlord hereby warrants that the Declaration entitles Tenant to use all of the parking spaces located on the entirety of the Property (as such term is defined in the Declaration) except for the use of three parking spaces presently identified by appropriate signage and located adjacent to the building which is presently located on Parcel 1 (as such term is defined in Declaration). Said Declaration is attached to this Agreement as EXHIBIT "E". Landlord agrees that, in no event, shall it agree to any amendment to the Declaration or any other agreement which materially and adversely affects Tenant's parking and access rights over the entirety of the

Property (as defined in Declaration). Notwithstanding the foregoing to the contrary, in no event shall Tenant be required to pay for, either directly or indirectly, by way of reimbursement to Landlord or otherwise, any costs incurred by Landlord as the Managing Owner (as such term is defined in Declaration) for which the Owner of Parcel 1 (as such term is defined in Declaration) is responsible pursuant to the terms of the Declaration.

         46. Tenant's Consent to New Contract Affecting the Premises. Landlord shall not, after the date of execution of this Lease, enter into or provide consent for any other party to enter into, without Tenant's written consent which shall not be unreasonably withheld or delayed, any contract or agreement pertaining to the Premises which may be reasonably expected to adversely interfere with any of Tenant's rights under this Lease. In the event that any contract or agreement which interferes with any of Tenant's rights under this Lease is entered into by Landlord or by any other party, including, without limitation, CalProp, L.P. or any affiliate of CalProp, L.P., without the prior written consent of Tenant, then Tenant shall have the unilateral right to terminate this Lease.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below.

                                  TENANT:

                                  THORATEC LABORATORIES CORPORATION
                                  a California corporation

DATED: July 25, 1996              By:   /s/ CHERYL D. HESS
                                        -------------------------------
                                  Name:      Cheryl D. Hess
                                        -------------------------------
                                  Title: Chief Financial Officer,
                                        -------------------------------
                                         Vice President-Finance and
                                        -------------------------------
                                         Secretary
                                        -------------------------------


                                  LANDLORD:

                                  MAIN STREET ASSOCIATES
                                  a California general partnership

DATED: July 25, 1996              By:   /s/  STEVEN T. THOMAS
                                        -------------------------------
                                  Name:      Steven T. Thomas
                                        -------------------------------
                                  Title: General Partner
                                        -------------------------------

                                   EXHIBIT "A"

                           LEGAL DESCRIPTION OF PARCEL

            (See the immediately following 1-page legal description)

                               LEGAL DESCRIPTION


REAL PROPERTY in the City of Pleasanton, County of Alameda, State of California, described as follows:


PARCEL ONE:

Parcel 2, Parcel Map 6859, filed August 4, 1995, Book 218, of Parcel Maps, Page 75, Alameda County Records.

Excepting therefrom:

All oil, gas, minerals and other hydrocarbon substances in and under or that may be produced from a depth below 500 feet from the surface of said land, without right of entry upon the surface of said land, for the purpose of mining, drilling, exploring or extracting such oil, gas, minerals and other hydrocarbon substances or other use of or rights in or to any portion of the surface of said land to a depth of 500 feet below the surface thereof, as reserved in the Deed from Volk-McLain Communities, Inc. to Qualified Investments, Inc., recorded June 27, 1967, Reel 1988, Image 207, Series No. AZ/60836, Official Records.

A.P. No. 941-1301-062 (portion)


PARCEL TWO:

Non-Exclusive easement appurtenant to Parcel One for ingress, egress and access for the passage of vehicles and pedestrians as created by Paragraph 2.3 of the instrument entitled "Declaration of Covenants, Conditions and Restrictions (Parcels 1 and 2, Parcel Map 6859)" recorded August 4, 1995, Series No. 95172357, Alameda County Records, upon the terms and conditions contained in said instrument over lands in the City of Pleasanton, County of Alameda, State of California; described as follows:

The Westerly 40 feet of Parcel 1, Parcel Map 6859 filed August 4, 1995, Book 218, of Parcel Maps, Page 75, Alameda County Records.


PARCEL THREE:

Non-exclusive parking and passage of Motor Vehicles appurtenant to Parcel One as contained in the Declaration of Covenants, Conditions and Restrictions recorded August 4, 1995, Series No. 95172357, Official Records, upon the terms and conditions therein.

                                   * * * * *

                                   EXHIBIT A

                                   EXHIBIT "B"

                                    SITE PLAN

                (See the immediately following 1-page Site Plan)

Diagram

                                   EXHIBIT "C"

                              IMPROVEMENT AGREEMENT

         This Improvement Agreement is made part of that Lease dated July 25, 1996 (the "Lease") by and between MAIN STREET ASSOCIATES, a California general partnership ("Landlord"), and THORATEC LABORATORIES CORPORATION, a California corporation ("Tenant"). Landlord and Tenant agree that the following terms are part of the Lease:

         1. Purpose of Improvement Agreement. The purpose of this Improvement Agreement is to set forth the rights and obligations of Landlord and Tenant with respect to the construction of the Improvements (which includes both the Landlord Improvements and the Tenant Improvements) on the Parcel.

         2. Definitions. As used in this Improvement Agreement, the following terms shall have the following meanings, and initially capitalized terms which are not defined below, but which are defined in the Lease and which are used in this Improvement Agreement, shall have the meanings ascribed to them by the
Lease:

                  A. Approved Specifications. The term "Approved Specifications" shall mean those specifications for the Landlord Improvements to be constructed by Landlord which are described on Schedule "C-1" to this Improvement Agreement.

                  B. Building or Building Shell. The term "Building" or "Building Shell" shall mean the Building to be constructed by Landlord on the Parcel in accordance with the Final Building Plans, and prior to the construction or addition thereto of the Tenant Improvements.

                  C. Final Building Plans. The term "Final Building Plans" shall mean those plans and specifications for the Building Shell and all additional improvements to be constructed by Landlord which are to be designed by Landlord and approved by Tenant pursuant to Paragraph 4 below.

                  D. Final Tenant Improvement Plans. The term "Final Tenant Improvement Plans" shall mean those plans and specifications for the Tenant Improvements to be constructed and designed by Tenant and approved by Landlord pursuant to Paragraph 5 below.

                  E. Tenant Improvements. The term "Tenant Improvements" shall mean the tenant improvements to be constructed by Tenant in accordance with the Final Tenant Improvement Plans.

                  F. Substantial Completion and Substantially Complete. The terms "Substantial Completion" and "Substantially Complete" shall each mean the date when both of the following have occurred with respect to the Landlord
Improvements: (i) the construction of the Landlord Improvements has been substantially completed in accordance with the provisions of this Improvement Agreement as certified by Landlord's architect and Tenant's architect (except for minor punch list items which will not substantially interfere with Tenant's construction of Tenant Improvements or Tenants subsequent use of the Premises); and (ii) any activities in and improvements to the outside area of the Premises have been sufficiently concluded and completed so as not unreasonably to interfere with Tenant's access to the Building, use of the parking area and other outside areas and construction of Tenant Improvements (including the elimination of any outside storage of construction materials and the removal of any construction trailers from the Premises).

                  G. Target Completion Date. The term "Target Completion Date" shall mean December 31, 1996.

                  H. Excused Delay. The term "Excused Delay" shall mean (a) any delay in the construction of the Landlord Improvements beyond the Target Completion Date to the extent reasonably demonstrated by Landlord to have been caused solely by one or more of the following reasons: (i) the fault or neglect of Tenant, (ii) Tenant's failure to submit or approve plans as required by this Improvement Agreement or otherwise to perform its obligations under this Improvement Agreement, (iii) change orders requested by Tenant to the extent of the Excused Delay agreed upon by Landlord and Tenant at the time of approval of any change order by such parties, (iv) entry by Tenant onto the Premises prior to the Substantial Completion of the Building to the extent that such entry materially interferes with the construction of the Building and is contrary to the Construction Schedule (as hereinafter defined), (v) Landlord's inability to obtain particular items of equipment or building materials specified by Tenant despite the timely and diligent effort by Landlord and its contractor to obtain such equipment and materials (and thereafter promptly to seek the agreement of Tenant to the substitution of such other equipment or materials as may be more reasonably available, and if such substitution is approved, then despite the timely and diligent effort of Landlord and its contractor to obtain such substituted equipment or materials), or (vi) acts of God, fire, earthquake, flood, rainfall which materially interferes with the critical path of the construction of the Improvements, vandalism, acts or delays of public agencies, any moratorium on the issuance of governmental approvals or utility service connections or other similar government actions, strikes, union labor disputes or other union work stoppages, freight embargoes or inability to obtain basic materials, supplies or fuels, or other similar events beyond the reasonable control of Landlord, or its contractor or subcontractors, provided (b) Landlord after the observation or occurrence of any matter constituting an event which will cause or likely cause an Excused Delay, promptly notifies Tenant in writing of the observation or occurrence of such event and the then estimated amount of any Excused Delay that will be experienced as a result thereof.

                  I. Landlord Improvement Costs. The Term "Landlord Improvement Costs" shall mean any and all reasonable costs and expenses paid or incurred by Landlord in connection with any of the following: the construction of the Landlord Improvements and any governmentally required off-site work required in connection with the Landlord Improvements; building permit fees and other governmental fees and taxes imposed as a condition to or in connection with the construction of the Landlord Improvements, including, without limitation, utility fees and utility hook-up fees (collectively, "Governmental Fees"); general conditions, project management, supervision and insurance costs, to the extent incurred in constructing the Landlord Improvements consistent with the terms and conditions of this Improvement Agreement (including the terms provided herein relating to the construction contract and the bidding subcontracts); and general contractors profit and overhead not to exceed in total fifteen percent (15%) of the cost of construction of the Landlord Improvements. Notwithstanding the foregoing to the contrary, except as provided in Section 6.C below, Landlord Improvement Costs shall not include the costs of Landlord's architect or other soft costs. For the purposes of the foregoing definition of Landlord Improvement Costs, it is agreed that, to the extent Landlord is required to perform additional site work solely as a result of (i) the provision of a two inch (2") water meter instead of a one inch (1") water meter, (ii) the provision of electrical primary service of 4,000 amps instead of 2,000 amps, (iii) the provision of reinforcement to the five inch (5") thick concrete slab with #4 rebar [two feet by two feet grid] to be provided by Landlord or (iv) the provision of any other Landlord Improvements not contemplated by the specifications attached as Exhibit C-1 to the Improvement Agreement, the costs of such additional site work shall be deemed Landlord Improvement Costs.

                  J. Base Landlord Improvement Costs. The term "Base Landlord Improvement Costs" shall mean the sum of Two Million One Hundred Thousand Dollars ($2,100,000).

                  K. Excess Landlord Improvement Costs. The term "Excess Landlord Improvement Costs" shall mean all Landlord Improvement Costs in excess of the Base Landlord Improvement Costs.

         3. Schedule of Performance. Landlord and Tenant desire to cause the Landlord Improvements to be Substantially Completed by the Target Completion Date. The Target Completion Date is based upon information gathered and estimates made by Landlord, which are reflected in the Schedule of Performance (as defined below). Achieving Substantial Completion of the Landlord Improvements by the Target Completion Date requires that certain objectives be met within certain time periods. Set forth in this Paragraph is a schedule of certain critical dates relating to Landlord's and Tenant's respective obligations regarding the construction of the Landlord Improvements (the "Schedule of Performance") that must be adhered to in order to achieve Substantial Completion of the Landlord Improvements by the Target Completion Date. Landlord and Tenant shall each be obligated to use reasonable efforts to perform their respective obligations within the time periods set forth in the Schedule of Performance and elsewhere in this Improvement Agreement; provided, however, that the time periods for such performance shall be extended by events constituting causes beyond the reasonable control of the party obligated to perform. The Parties acknowledge that the Construction Schedule is only an estimate of the time needed to complete certain stages of the construction process, and the failure of either party to accomplish any step in the process set forth in the Construction Schedule shall not constitute a default by either party unless such failure constitutes a breach of the obligation of a party to use reasonable efforts to perform its obligations within the time periods set forth in the Schedule of Performance and elsewhere in this Agreement. The Schedule of Performance is as follows:

                                                                                               Responsible
   Action Items                                Due Date                                           Party
   ------------                                --------                                           -----

A. Delivery of                         Date of execution of                                      Landlord
   Preliminary                         this Lease
   Building Plans
   to Tenant

B. Approval of                         Within five (5) business days                             Tenant
   Preliminary                         after Tenant receives
   Building Plans                      Preliminary Building Plans
   by Tenant

C. Delivery of                         Concurrently with delivery of                             Landlord
   Final Building                      Final Building Plans to the
   Plans                               building department of the
                                       City of Pleasanton

D. Approval of                         Within five (5) business days                             Tenant
   Final Building                      after Tenant receives final
   Plans by Tenant                     site and Building Shell
                                       working drawings, as approved
                                       by Building Department of
                                       City of Pleasanton

E. Obtain permits                      September 7, 1996                                         Landlord
   for site work

F. Obtain building                     September 15, 1996                                        Landlord
   permits for
   Building Shell
   from the City
   of Pleasanton

G. Substantial                         Target Completion Date                                    Landlord
   Completion

         4. Construction of Landlord Improvements. Landlord shall, at its sole cost and expense, construct the Landlord Improvements on the Parcel in the approximate location shown on the Site Plan attached to the Agreement as EXHIBIT "B", in accordance with the following:

                  A. Development and Approval of Preliminary Building Plans. On or before the due date specified in the Schedule of Performance, Landlord shall prepare and deliver to Tenant for its review and approval preliminary plans for the Building (the "Preliminary Building Plans") which are consistent with and conform to the Approved Specifications and the general building schematic attached hereto as Schedule "C-2" to this Improvement Agreement (with such general building schematic as it may be subsequently modified by the agreement of Landlord and Tenant, hereinafter referred to as the "General Building Schematic"). On or before the due date specified in the Schedule of Performance, Tenant shall either approve such plans or notify Landlord in writing of its specific objections to the Preliminary Building Plans. If Tenant so objects, Landlord shall revise the Preliminary Building Plans in question to address such objections in a manner consistent with the parameters for the Landlord Improvements set forth in this Improvement Agreement and the Approved Specifications and shall resubmit such revised Preliminary Building Plans to Tenant for its Approval as soon as reasonably practicable. When such revised Preliminary Building Plans are resubmitted to Tenant, it shall either approve such plans or notify Landlord of any further objections in writing within five (5) business days after receipt thereof. If Tenant has further objections to such revised Preliminary Building Plans, the Parties shall meet and confer to develop Preliminary Building Plans that are acceptable to both Landlord and Tenant within five (5) business days after Tenant has notified Landlord of its second set of objections. In the event Tenant and Landlord do not resolve all of Tenant's objections within such five
(5) business day period, Landlord and Tenant shall immediately cause Landlord's architect to meet and confer with Tenant's architect or construction consultant, who shall apply the standards set forth in this Improvement Agreement to resolve Tenant's objections and incorporate such resolution into the Preliminary Building Plans, which process Landlord and Tenant shall cause to be completed within five (5) business days after the conclusion of the five (5) business day period referred to in the immediately preceding sentence. The "standards set forth in this Improvement Agreement" to be applied by Landlord's architect and Tenant's architect or construction consultant to resolve objections pursuant to the paragraph (and pursuant to Subparagraphs 4.B, 5.A and 5.B) shall be (i) the Approved Specifications, (ii) any plans and specifications that have been previously approved by Landlord and Tenant, (iii) the requirement that at each stage of development, the plans and specifications in question are to be the logical and reasonable evolution and development of plans and specifications previously approved by Landlord and Tenant, (iv) requirements of Laws, (v) Landlord and Tenant are obligated to act reasonably and in good faith, and (vi) unless there is an agreement to the contrary, Landlord and Tenant have agreed that the improvement requirements of each shall be evaluated in accordance with custom prevailing in the County in which the Premises is located for the development of comparable facilities.

                  B. Development and Approval of Final Building Plans. Once the Preliminary Building Plans have been approved by Landlord and Tenant (including all changes made to resolve Tenant's objections approved by Landlord's architect and Tenant's architect or construction consultant pursuant to Subparagraph 4.A) and Landlord has received a site development permit, Landlord shall complete and submit to Tenant for its approval final working drawings for the Landlord Improvements by the due date specified in the Schedule of Performance. Tenant shall approve the final plans for the Landlord Improvements or notify Landlord in writing of its specific objections by the due date specified in the Schedule of Performance. If Tenant so objects, the Parties shall confer and reach agreement upon final working drawings for the Landlord Improvements within five
(5) business days after Tenant has
notified Landlord of its objections. In the event Tenant and Landlord do not resolve all of Tenant's objections within such five (5) business day period, Landlord and Tenant shall immediately cause Landlord's architect to meet and confer with Tenant's architect or construction consultant, who shall apply the standards set forth in this Improvement Agreement to resolve Tenant's objections and incorporate such resolution into the Final Building Plans, which process Landlord and Tenant shall cause to be completed within five (5) business days after the conclusion of the five (5) business day period referred to in the immediately preceding sentence. The final working drawings so approved by Landlord and Tenant (including all changes made to resolve Tenant's objections approved by Landlord's architect and Tenant's architect or construction consultant) are referred to herein as the "Final Building Plans."

                  C. Governmental Approvals. As soon as the Final Building Plans have been approved by Landlord and Tenant and have received final approval of the planning department of the City of Pleasanton, Landlord shall promptly apply for a building permit for the Landlord Improvements, and shall diligently prosecute to completion such approval process.

                  D. Commencement of Building. As soon as the building permit for the Landlord Improvements is issued, Landlord shall promptly commence construction of the Landlord Improvements and shall diligently prosecute such construction to completion, using all reasonable efforts to achieve Substantial Completion of the Landlord Improvements by the due date specified in the Schedule of Performance.

         5. Construction of Tenant Improvements. Tenant shall, at its sole cost and expense, construct the Tenant Improvements in accordance with the following:

                  A. Development and Approval of Preliminary Tenant Improvement Plans. Tenant shall prepare and deliver to Landlord for its review and approval preliminary plans for the Tenant Improvements (the "Preliminary Tenant Improvements Plans"). Within five (5) business days following receipt of the same, Landlord shall either approve such plans or notify Tenant in writing of its specific objections to the Preliminary Tenant Improvements Plans. If Landlord so objects, Tenant shall revise the Preliminary Tenant Improvements Plans to address such objections in a manner consistent with and conform to the Approved Specifications to the extent applicable and shall resubmit such revised Preliminary Tenant Improvements Plans as soon as reasonably practicable to Landlord for its approval. When such revised Preliminary Tenant Improvements Plans are resubmitted to Landlord, it shall either approve such plans or notify Tenant of any further objections in writing within five (5) business days after receipt thereof. If Landlord has further objections to the revised Preliminary Tenant Improvements Plans, the Parties shall meet and confer to develop Preliminary Tenant Improvements Plans that are acceptable to both Landlord and Tenant within five (5) business days after Landlord has notified Tenant of its second set of objections. In the event Tenant and Landlord do not resolve all of Landlord's objections within such five (5) business day period, Landlord and Tenant shall immediately cause Landlord's architect to meet and confer with Tenant's architect or construction consultant, who shall apply the standards set forth in this Improvement Agreement to resolve Landlord's objections and incorporate such resolution into the Preliminary Tenant Improvements Plans, which process Landlord and Tenant shall cause to be completed within five (5) business days after the conclusion of the five (5) business day period referred to in the immediately preceding sentence.

                  B. Development and Approval of Final Tenant Improvement Plans. Once the Preliminary Tenant Improvements Plans have been approved by Landlord and Tenant (including all changes made to resolve Landlord's objections approved by Landlord's architect and Tenant's architect or construction consultant pursuant to Subparagraph 5.A), Tenant shall complete and submit to Landlord for its approval final working drawings for the Tenant Improvements. Landlord shall approve the final plans for the Tenant Improvements or notify Tenant in writing of its specific objections within three (3) business days following receipt. If Landlord so objects, the parties shall confer and reach agreement upon final working drawings for the Tenant Improvements within five (5) business days after Landlord has notified Tenant of its objections. In the event Tenant and Landlord do not resolve all of Landlord's objections within such five (5) business day period, Landlord and Tenant shall immediately cause Landlord's architect to meet and confer with Tenant's architect or construction consultant, who shall apply the standards set forth in this Improvement Agreement to resolve Tenant's objections and incorporate such resolution into the Final Tenant Improvements Plans, which process Landlord and Tenant shall cause to be completed within five
(5) business days after the conclusion of the five (5) business days period referred to in the immediately preceding sentence. The final working drawings so approved by Landlord and Tenant (including all changes made to resolve Tenant's objections approved by Landlord's architect and Tenant's architect or construction consultant) are referred to herein as the "Final Tenant Improvements Plans". The Final Tenant Improvement Plans shall be attached hereto as Schedule C-3.

                  C. Building Permit. As soon as the Final Tenant Improvements Plans have been approved by Landlord and Tenant, Tenant shall apply for a building permit for such Tenant Improvements, and shall diligently prosecute to completion such approval process.

                  D. Commencement of Tenant Improvements. As soon as the building permit for the Tenant Improvements has been issued, Tenant shall commence construction of the Tenant Improvements and shall diligently prosecute such construction to completion.

         6. General Design and Construction Obligations.

                  A. Obtainable Materials. In developing the Final Building Plans, Landlord and Tenant shall exercise due diligence to designate and select material and equipment which can be obtained with normal lead times. If at any time during the plan development process or the course of construction, it becomes apparent that despite the exercise of due diligence by Landlord, a particular material or item of equipment is not or will not be obtainable within a period of time that will enable Landlord to complete construction by the Target Completion Date, the parties shall meet and confer to find, where practicable, a substitute therefor which will enable Landlord to meet the Target Completion Date.

                  B. Design Requirements. Landlord and Tenant shall cause all plans, drawings and specifications for the Landlord Improvements and Tenant Improvements, whether preliminary or final, to be prepared by licensed architects and, where appropriate, mechanical, electrical and structural engineers. Landlord and Tenant shall cause all plans, drawings and specifications for the Landlord Improvements and Tenant Improvements to be prepared in strict compliance with all governmental laws, ordinances, codes and regulations. The review and approval of any plans, drawings and specifications by Tenant or Landlord shall not alter or diminish Landlord's obligations under this Paragraph 6.B.

                  C. Cost of Plans. Except as provided in Section 7 below, Landlord shall pay all costs of preparing the Preliminary Building Plans, the Final Building Plans and any required or requested changes thereto. Except as provided in Section 7 below, Tenant shall pay all cost of preparing the Preliminary Tenant Improvement Plans and the Final Tenant Improvement Plans or any required or requested changes thereto.

                  D. Design Professionals. Landlord shall have the unilateral right to select and hire the architects, engineers and any other design professionals Landlord may desire to design the Preliminary Building Plans, the Final Building Plans. Tenant shall have the same right with respect to the Preliminary Tenant Improvement Plans and the Final Tenant Improvement Plans.

                  E. Tenant Access. To the extent reasonably feasible, Tenant and Tenant's Agents shall be afforded reasonable access to the Premises prior to Landlord's delivery of possession of the Landlord Improvements to Tenant for the purpose of commencing Tenant Improvement work. Any delay in the Substantial Completion of the Landlord Improvements caused by such activities of Tenant or its Agents shall constitute an Excused Delay. Tenant shall be responsible for causing to be repaired any damage to the Landlord Improvements caused by the activities of Tenant or its Agents and any delay in the Substantial Completion of the Landlord Improvements caused by the occurrence or repair of any such damage shall be an Excused Delay.

                  F. Construction Contract. Landlord shall engage Tioga Construction Incorporated ("Contractor") as the general contractor to construct the Building pursuant to a construction contract consistent with the requirements of this Lease. Tenant acknowledges that Contractor is an affiliate of the Landlord. Tenant shall be expressly acknowledged in the construction contract to be a third party beneficiary of the construction contract with the right to directly enforce any contractor's covenants, representations or warranties thereunder. Tenant shall be afforded the opportunity to review and reasonably approve the construction contract prior to its execution by Landlord.

                  G. Subcontractors. Excepting any subcontractors as to which Landlord and Tenant may agree are too small in size to submit to competitive bidding or as to which Landlord and Tenant may otherwise agree are not to be competitively bid, all subcontractors for the Landlord Improvements shall be chosen by a competitive bid process where: (i) Tenant shall have the right to approve or disapprove subcontractors who bid on specific parts of the job provided Tenant shall exercise such right within two (2) business days following Tenant's receipt from Landlord of relevant information with respect to such subcontractor; (ii) Tenant shall have a right to review and approve or disapprove all bid documents prior to submission to subcontractors (with all bids to be based on a fixed price basis, unless otherwise agreed by Landlord and Tenant); (iii) Tenant shall have the right to review and approve all bids of subcontractors provided Tenant shall exercise such right within two (2) business days following the receipt by Tenant from Landlord of such bids and all relevant information concerning such bids; (iv) Landlord and Contractor shall actively and promptly participate in seeking to clarify any uncertainties or errors or omissions in the scope of work, that may be reflected in any bids that may be received; (v) the subcontract shall be awarded to the lowest responsible bidder unless Landlord and Tenant otherwise agree (which decision may arise from concerns as to whether the subcontractor will be able to complete its work in a timely manner); and (vi) Landlord and Contractor shall seek where appropriate in awarding any contracts, to negotiate more favorable pricing or terms than were incorporated in the bid of such subcontractor.

         7. Changes to Building Plans. Once the Final Building Plans have been approved by Landlord and Tenant, neither shall have the right to order extra work or change orders with respect to the construction of the Building without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, provided there is a reasonable basis for such change or such change is required by any Law. All extra work or change orders requested by either Landlord or Tenant shall be made in writing, shall specify any added or reduced cost and/or any change in the Target Completion Date resulting therefrom, and shall become effective and a part of the Final Building Plans as applicable once approved in writing by both parties. Landlord, Contractor and Tenant shall reasonably cooperate in determining any applicable change in cost or Target Completion Date. If a change order requested by Tenant results in a net increase in the cost of constructing the Landlord Improvements and the change order is not the result of any failure of the Final Building Plans or Final Tenant Improvement Plans to conform to the requirements of this Improvement Agreement, then Landlord may condition its approval of such change order upon the agreement of Tenant to pay to Landlord all or a portion of the amount of such net increase in the cost of constructing the Improvements. Upon such agreement, such net increase shall be deemed to be a part of the Landlord Improvement Costs and shall be subject to the terms of payment as provided in
Section 12 hereinbelow.

         8. Delivery of Possession, Punch List and Acceptance Agreement. As soon as the Landlord Improvements are Substantially Completed, Landlord and Tenant and their respective Agents, shall together inspect the Building. After such inspection has been completed, each party shall sign an acceptance agreement which shall include a list of all "punch list" items which the parties agree are to be corrected by Landlord. Landlord shall use due diligence to complete and/or repair such "punch list" items within thirty (30) days after executing the acceptance agreement. Such acceptance agreement shall neither preclude Tenant from later reporting to Landlord and requiring the completion and/or repair of any additional punch list items or defects which were not readily apparent at the time of such inspection, nor affect any of Landlord's or Tenant's rights under any contractor's or subcontractor's warranties or under Paragraph 9 hereof.

         9. Standard of Construction and Warranty. Landlord warrants that the Landlord Improvements shall be constructed in a good and workmanlike manner substantially in accordance with the Final Building Plans (as modified by change orders approved by Landlord and Tenant). All materials and equipment furnished shall be new, of good quality and installed in accordance with the vendor's or manufacturer's specifications, instructions and requirements. The foregoing warranty shall terminate one (1) year following the date of Substantial Completion of the Building unless Tenant makes a written claim against Landlord under the foregoing warranty within said one (1) year period, in which case the warranty shall survive only as to the specific matter described in such claim. Copies of any contractor's, manufacturer's or installer's warranties shall be delivered to Tenant at the time of Substantial Completion, and the originals thereof shall be delivered to Tenant on the first anniversary of the date of Substantial Completion. Landlord shall, upon Tenant's request, cooperate with Tenant in enforcing any third party warranties.

         10. Effect of Agreement. In the event of any inconsistency between this Improvement Agreement and the Lease, the terms of this Improvement Agreement shall prevail.

         11. Accounting. When the Landlord Improvements are Substantially Completed and all costs therefor have been determined, Landlord shall submit to Tenant a final and detailed accounting of all Landlord Improvement Costs paid by Landlord. Tenant shall have the right to audit books, records and supporting documents of Landlord and Contractor to the extent necessary to determine the accuracy of such accounting during normal business hours after giving Landlord at least ten (10) days prior written notice. Any such audit must be commenced, if at all, within one hundred eighty (180) days after Landlord delivers such accounting to Tenant. If, as a result of any review of such accounting or audit, it is reasonably demonstrated that the Landlord Improvement Costs incurred by Landlord have been overstated by Landlord, Landlord shall promptly reimburse Tenant for the full amount of such overstatement which pursuant to the terms of this Improvement Agreement, Tenant should not have otherwise been required to pay or bear and any necessary downward adjustments to any previously determined increases in the Monthly Installments of rent as provided in Paragraph 12 below shall be made.

         12. Payment of Landlord Improvement Costs. Subject to Paragraph 11 above, the Landlord Improvement Costs for the Landlord Improvements shall be paid by Landlord and Tenant as follows:

                  A. Landlord shall pay all Landlord Improvement Costs up to the Base Landlord Improvement Cost.

                  B. Landlord shall pay all Excess Landlord Improvement Costs up to an additional Three Hundred Fifty Thousand Dollars ($350,000). In such event Tenant shall have the option of either reimbursing Landlord for such Excess Landlord Improvement Costs at the time of Substantial Completion of the Landlord Improvements, or, in lieu of such reimbursement, increasing each Monthly Installment of rent during the Lease Term by an amount equal to one percent (1%) of the Excess Landlord Improvement Costs. Notwithstanding the foregoing to the contrary, except as provided below, in no event shall Tenant be obligated to pay any increased rent as a result of total Landlord Improvement Costs in excess of Two Million Four Hundred Fifty Thousand Dollars ($2,450,000).

                  C. Notwithstanding any provision contained herein or in the Lease to the contrary, Landlord shall have the right to terminate the Lease and this Improvement Agreement and return all previously paid security deposits to Tenant in the event that, in Landlord's reasonable good faith estimation, the Landlord Improvements Costs are expected to exceed Two Million Six Hundred Thousand Dollars ($2,600,000). Such right to cancel the Lease and this Improvement Agreement may be exercised only if Landlord shall send written notice of such election to Tenant on or before September 1, 1996, which notice shall contain the total amount of Landlord Improvement Costs which Landlord in good faith estimates it shall have to pay in connection with the construction of the Landlord Improvements. Notwithstanding the foregoing, within thirty (30) days of the delivery of such notice, Tenant may elect in writing to reimburse Landlord in cash for all Landlord Improvement Costs in excess of Two Million Six Hundred Thousand Dollars ($2,600,000) at the time of the Substantial Completion of Landlord Improvements or Tenant may agree that the Monthly Installment of rent during the Lease Term shall be increased by one percent (1%) of the actual amount of Landlord Improvement Costs in excess of Two Million Six Hundred Thousand Dollars ($2,600,000); in either of such cases Landlord's right thereafter to cancel this Lease shall be null and void and Landlord shall thereafter continue to carry out its obligations under this Lease and Improvement Agreement. If Tenant fail to make such election within thirty (30) days of dispatch of Landlord's notice to Tenant terminating the Lease and this Improvement Agreement, then, in such event, Landlord shall have the further right within ten (10) days following the expiration of such thirty (30) day period to elect to absorb such additional costs and continue the Lease and this Improvement Agreement in effect by so notifying Tenant within such ten (10) day period; provided that, if Tenant shall affirmatively notify Landlord during such thirty (30) day period that Tenant shall elect neither to reimburse Landlord for Landlord Improvement Costs in excess of Two Million Six Hundred Thousand Dollars ($2,600,000) nor
to agree to any increase in Monthly Installments of rent to reflect such excess costs, then within ten (10) days following the giving of Tenant's notice, Landlord shall elect, if at all, to absorb such excess costs and to continue the Lease and this Improvement Agreement in effect. If, pursuant to this Subsection 12.C. Landlord is obligated or elects to continue this Lease and the Improvement Agreement in full force and effect, Landlord shall be obligated to bear, at its own expense, without any right of direct or indirect reimbursement from Tenant, the Landlord Improvement Costs in excess of Two Million Four Hundred Fifty Thousand ($2,450,000) but less than Two Million Six Hundred Thousand Dollars, ($2,600,000) (i.e. One Hundred Fifty Thousand ($150,000) in total).

                                     TENANT:

                                     THORATEC LABORATORIES, CORPORATION,
                                     a California corporation

DATED: July 25, 1996              By:   /s/ CHERYL D. HESS
                                        -------------------------------
                                  Name:      Cheryl D. Hess
                                        -------------------------------
                                  Title: Chief Financial Officer,
                                        -------------------------------
                                         Vice President-Finance and
                                        -------------------------------
                                         Secretary


                                     LANDLORD:

                                     MAIN STREET ASSOCIATES,
                                     a California general partnership

DATED: July 25, 1996              By:   /s/  STEVEN T. THOMAS
                                        -------------------------------
                                  Name:      Steven T. Thomas
                                        -------------------------------
                                  Title:     General Partner
                                        -------------------------------

                                 SCHEDULE "C-1"

       (See the immediately following 2-pages of Approved Specifications)

                                 SPECIFICATIONS

The following work is to be done by Landlord:

A. Site Work

         1. Access roads, and parking areas complete with hard surfaced paving, striping, signs, meter clocked lighting, and drainage.

         2. Landscaping and planting.

         3. Sidewalks, exterior ramps and stairways.

B. Offsite Work as govermentally required in connection with Landlord Improvements

C. Utility Distribution Systems Exterior to Tenant's Demised
Premises

         1. Domestic and fire protection water supply mains, up to a 2" water meter, shutoff valves, cold water service and fire protection mains, hydrants and valves for same.

         2. Storm sewers, up to a six inch (6") sanitary sewers and waste lines shall be stubbed into the building 5 feet.

         3. A natural gas main line will be brought to a gas meter.

         4. Electrical primary service of 4,000 amp 277/48OV, 3 phase 4 wire to distribution point.

D.       Building

         1.       Structure:

                  a.       Concrete, masonry, steel and/or wood

         2.       Roofing:

                  a. Quality built-up roof (excluding insulation), engineered and constructed to carry proposed Tenant Mechanical and equipment loads.

         3.       Materials and finishes

                  a. Exterior walls: Masonry veneer paved concrete and/or other Landlord And Tenant approved finishes.

                  b. Slab: Five inch (5") thick concrete slab with #4 rebar [2' by 2' grid] with a six inch (6") by six inch (6") metal fabric reinforcement or any other alternative design approved by Tenant's architect.

         [Notwithstanding any provision in this Lease to the contrary, Landlord shall not be required to construct any restrooms or provide any HVAC systems as part of the Landlord Improvements.]

                                     1 of 2

         Tenant shall provide as part of its Tenant Improvements such improvements to the Building as will be necessary for Tenant to use the Premises as its main manufacturing site for its FDA approved product.

                                     2 of 2

                                 SCHEDULE "C-2"
                    (See the immediately following 3-pages of
                           General Building Schematic)

Diagram

Diagram

Diagram

                                   EXHIBIT "D"

                                  TITLE REPORT

               (See the immediately following 12-page Preliminary
          Report issued by First American Title Guaranty Company under
                 Order No. SP15640 and dated as of July 5, 1996)

APPLICANT:                         YOUR CONTACT PERSON IS: EVELYN CHAMBERS
                                   CALL                  :  (510) 763-0500
SUMMIT COMMERCIAL                  ESCROW FAX NO.        :  (510) 763-6111
300 N. CONTINENTAL BOULEVARD       ESCROW ORDER NO.      :  SP156410
SUITE 370                          TITLE ORDER NO.       :  SP156410 UPDATE
EL SEGUNDO, CA 90245               TITLE OFFICER         :  PAUL DONAHUE
ATTENTION: DEE RICHARDSON          CUSTOMER REFERENCE    :  THOMAS PROPERTIES
(310) 648-7500                     PROPERTY ADDRESS      :  STONERIDGE DRIVE,
(310) 648-7251 (FAX)                                        JOHNSON DRIVE AND
                                                            BRADLEY DRIVE
                                                            PLEASANTON,
                                                            CALIFORNIA

COPIES TO:  NONE


Subject to a minimum charge required by Section 12404 of the Insurance Code. The form of policy of title insurance contemplated by this report is: TO BE DETERMINED

In response to the above-referenced application for a policy of title insurance, this Company hereby reports that it is prepared to issue, or cause to be issued, as of the date hereof, a Policy or Policies of Title Insurance in the form specified above, describing the land and the estate or interest therein hereinafter set forth, insuring against loss which may be sustained by reason of any defect, lien or encumbrance not shown or referred to as an Exception below or not excluded from coverage pursuant to the printed Schedules, Conditions and Stipulations of said Policy forms.

The printed Exceptions and Exclusions from the coverage of said Policy or Policies are set forth in Exhibit A attached. Copies of the Policy forms should be read. They are available from the office which issued this report.

PLEASE READ THE EXCEPTIONS SHOWN OR REFERRED TO BELOW AND THE EXCEPTIONS AND EXCLUSIONS SET FORTH IN EXHIBIT A OF THIS REPORT CAREFULLY. THE EXCEPTIONS AND EXCLUSIONS ARE MEANT TO PROVIDE YOU WITH NOTICE OF MATTERS WHICH ARE NOT COVERED UNDER THE TERMS OF THE TITLE INSURANCE POLICY AND SHOULD BE CAREFULLY CONSIDERED.

IT IS IMPORTANT TO NOTE THAT THIS PRELIMINARY REPORT IS NOT A WRITTEN REPRESENTATION AS TO THE CONDITION OF TITLE AND MAY NOT LIST ALL LIENS, DEFECTS, AND ENCUMBRANCES AFFECTING TITLE TO THE LAND.

This report (and any supplements or amendments thereto) is issued solely for the purpose of facilitating the issuance of a policy of title insurance and no liability is assumed hereby. If it is desired that liability be assumed prior to the issuance of a policy of title insurance, a Binder of Commitment should be requested.



                                                /s/ Sandra J. Wing
                                        -----------------------------------
                                                  Vice President

                                   EXHIBIT D

                              FIRST AMERICAN TITLE

                                                            Order No.  SP156410
                                                             Page No.  2

Dated as July 5, 1995 at 7:30 a.m.

Title to said estate or interest at the date hereof is vested in:

CALPROP, L.P., A DELAWARE LIMITED PARTNERSHIP

The estate or interest in the land hereinafter described or referred to covered by this Report is:

A FEE AS TO PARCEL ONE; AN EASEMENT AS TO PARCELS TWO AND THREE

AT THE DATE HEREOF EXCEPTIONS TO COVERAGE IN ADDITION TO THE PRINTED EXCEPTIONS AND EXCLUSIONS CONTAINED IN SAID POLICY FORM WOULD BE AS FOLLOWS:

1. PROPERTY TAXES, including any assessments collected with taxes, for the fiscal year 1996-1997, a lien not yet due or payable.

2. THE LIEN of supplemental taxes, if any, assessed pursuant to Chapter 3.5 commencing with Section 75 of the California Revenue and Taxation Code.

3. The lien of assessment as created by that certain Notice of ReAssessment for Consolidated ReAssessment District 1993-1 recorded August 16, 1993, Series No. 93-291324, Official Records, disclosing an original principal assessment amount of $609,373.00. Issued amounts to follow upon request.

4. The lien of assessments as created by that certain Notice of ReAssessment for Consolidated ReAssessment District 1993-2 recorded August 16, 1993, Series No. 93-291334, Official Records, disclosing an original principal assessment amount of $142,838.00. Issued amounts to follow upon request.

        Said matter affects this and other property.

5. The lien of assessment as created by that certain Notice of ReAssessment for Consolidated ReAssessment District 1993-3 recorded August 13, 1993, Series No. 93-290193, Official Records, disclosing an original principal assessment amount of $311,252.00. Issued amounts to follow upon request.

        Said matter affects this and other property.

6.      EASEMENT shown on filed Parcel Map 3971, and incidents thereto
        Purpose: PUBLIC SERVICE
        Affects: THE SOUTHERLY, WESTERLY AND NORTHWESTERLY 33 FEET OF SAID LAND


                              FIRST AMERICAN TITLE

                                                             Order No.  SP156410
                                                              Page No.  3

7.      EASEMENT for the purposes stated herein and incidents thereto
        Purpose         : PUBLIC SERVICE FACILITIES
        Granted to      : CITY OF PLEASANTON, A MUNICIPAL CORPORATION
        Recorded        : JULY 28, 1982, SERIES NO. 82-112379, OFFICIAL RECORDS
        Affects         : THE SOUTHERLY, WESTERLY AND NORTHWESTERLY 33 FEET OF
                          SAID LAND

8.      AGREEMENT on the terms and conditions contained therein,
        For             : PARTICIPATION IN ASSESSMENT DISTRICTS
        Between         : ROBERT E. MEYER
        And             : CITY OF PLEASANTON
        Recorded        : SEPTEMBER 16, 1982, INSTRUMENT NO. 82-140679,
                          OFFICIAL RECORDS.

9. LIMITATIONS, Covenants, Conditions, Restrictions, Reservations, Easements, Exceptions, Terms, Assessments, Liens and Charges in an instrument recorded JUNE 30, 1983, Series NO. 83115477, OFFICIAL RECORDS, which provide that a violation thereof shall not defeat or render invalid the lien of any mortgage or deed of trust made in good faith and for value, but deleting any covenant, condition or restriction indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, or national origin to the extent such covenants, conditions or restrictions violate 42 USC 3604(c).

        Declaration further provides that any lien created by the terms therein shall be subordinate to any mortgage or deed of trust made in good faith and for value.

        The liens and charges for upkeep and maintenance in the above mentioned Declaration are payable to SIGNATURE CENTER OWNERS ASSOCIATION.

        MODIFICATION thereof recorded APRIL 18, 1985, SERIES NO. 85-75389, OFFICIAL RECORDS.

        MODIFICATION thereof recorded OCTOBER 11, 1989, SERIES NO. 89-277713, OFFICIAL RECORDS.

        MODIFICATION thereof recorded FEBRUARY 22, 1996, SERIES NO. 96-43351, OFFICIAL RECORDS.

10. A Deed of Trust to secure an indebtedness in the amount shown below and any other amounts and/or obligations secured thereby
        Amount          : $77,000
        Dated           : DECEMBER 29, 1994
        Trustor         : CALPROP, L.P., A DELAWARE LIMITED PARTNERSHIP
        Trustee         : FIRST AMERICAN TITLE INSURANCE COMPANY
        Beneficiary     : SALOMON BROTHERS REALTY CORP.
        Address:        : C/O MILLBANK, TWEED, HADLEY, AND MCCLOY, 1 CHASE
                          MANHATTAN PLAZA, NEW YORK, NEW YORK 10005
        Loan No.        : NONE SHOWN
        Recorded        : JANUARY 4, 1995, SERIES NO. 95001094, OFFICIAL
                          RECORDS.



                              FIRST AMERICAN TITLE

                                                             Order No. SP156410
                                                              Page No. 4

        MODIFICATION OF DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT, AND FIXTURE FILING pertaining to said Deed of Trust
        Executed by     :  CALPROP L.P., A DELAWARE LIMITED PARTNERSHIP AND
                           SALOMON BROTHERS REALTY CORP.
        Recorded        :  SEPTEMBER 1, 1995, SERIES NO. 95201963,
                           OFFICIAL RECORDS.

        Said matter affects this and other property.

11.     EASEMENT shown on filed map, and incidents thereto
        Purpose         :  PRIVATE SANITARY SEWER, STORM DRAIN AND UTILITIES
        Affects         :  A PORTION OF SAID LAND

12.     AGREEMENT on the terms and conditions contained therein,
        Entitled        :  AGREEMENT RE STREET IMPROVEMENTS AND PARK AND
                           RECREATION FACILITIES
        Between         :  CALPROP L.P., A DELAWARE LIMITED PARTNERSHIP
        And             :  CITY OF PLEASANTON
        Recorded        :  AUGUST 4, 1995, SERIES NO. 95172356, OFFICIAL
                           RECORDS.

        Said matter affects this and other property.

13. LIMITATIONS, covenants, conditions, restrictions, reservations, exceptions, or terms, but deleting any covenant, condition or restriction indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, or national origin to the extent such covenants, conditions or restrictions violate 42 USC 3604(c), contained in the instrument recorded AUGUST 4, 1995, SERIES NO. 95172357, OFFICIAL RECORDS.

14.     ANY and all subsisting leases.

15. Matters which may be disclosed by an inspection or by a survey of said land that is satisfactory to this Company, or by inquiry of the parties in possession thereof.





                              First American Title

                                                             Order No. SP156410
                                                              Page No. 5

================================================================================

        INFORMATION NOTES:

A.      TAXES for the fiscal year 1995-1996
        1st Installment   : $78,715.32 PAID
        2nd Installment   : $78,715.32 PAID
        Land              : $2,630,940.00
        Improvements      : $809,520.00
        Personal Property : $NONE SHOWN
        Exemption         : $NONE SHOWN
        Assessee          : CALPROP LP
        A. P. No.         : 941-1301-062
        Code Area         : 19-006

        Said matter affects this and other property.

B.      AN ESCAPED BILL OF TAXES for the fiscal year 1995-1996
        1st Installment   : $2,370.82 PAID
        2nd Installment   : $2,370.82 PAID
        Land              : $324,060.00
        Improvements      : $85,480.00
        Personal Property : $NONE SHOWN
        Exemption         : $NONE SHOWN
        Assessee          : CALPROP, LP
        A. P. No.         : 941-1301-062
        Code Area         : 19-006

C.      Supplemental Taxes, general and special, are assessed as follows:
        A. P. No.         : 941-1301-0621
        Code Area         : 19-006
        Fiscal Year       : 1994-1995
        1st Installment   : $1,079.65 PAID
        2nd Installment   : $1,079.65 PAID
        Land              : $355,000.00
        Improvements      : $95,000.00
        Personal Property : $NONE SHOWN
        Exemption         : $NONE SHOWN
        Assessee          : CALPROP, LP
        Tracer No.        : 583447-00
        Bill No.          : NONE SHOWN
        Event             : CHANGE OF OWNERSHIP
        Event Date        : JANUARY 4, 1995
        Bill Date         : APRIL 1996




                              First American Title

                                                        Order No.  SP156410
                                                         Page No.  6

D. Collect $10.00 (per parcel) user fee for each Grant Deed for County Monument Preservation Fund.

E. The requirement that a copy of the partnership agreement for CALPROP L.P., a partnership together with any amendments thereto, be submitted to this Company; together with an affidavit from one of the general partners stating that it is a true copy, that said partnership is in full force and effect, and that there have been no further amendments to the Agreement. THIS REPORT MAY THEN BE SUBJECT TO SUCH FURTHER REQUIREMENTS AS DEEMED NECESSARY.

F. Secretary of State Office reports CALPROP L.P. is an active limited partnership as of JULY 5, 1996.

G. The most current statement/certificate of partnership for CALPROP L.P. a partnership recorded APRIL 11, 1995, as SERIES NO. 95077446, OFFICIAL RECORDS of Alameda County.

     The following parties are listed therein as general partners:

     Highridge-Calprop, Inc. and Calprop Portfolio, Inc.

H. THE REQUIREMENT that a resolution of the board of directors of HIGHRIDGE-CALPROP, INC. be submitted authorizing execution of any deed or loan documents and that the by-laws be submitted prior to the recordation of such instruments.

I. Secretary of State Office reports HIGHRIDGE-CALPROP, INC. is in good standing as of JULY 5, 1996.

J. THE REQUIREMENT that a resolution of the board of directors of CALPROP PORTFOLIO, INC. be submitted authorizing execution of any deed or loan documents and that the by-laws be submitted prior to the recordation of such instruments.

K. Secretary of State Office reports CALPROP PORTFOLIO, INC. is in good standing as of JULY 5, 1996.

L.   LENDER'S SPECIAL INFORMATION

     According to the public records, there have been no deeds conveying the herein described property recorded within two years prior to the date hereof except as follows:

     Grant Deed
     From        : CALFRONT ASSOCIATES, a California corporation, formerly
                   known as PACTEL PROPERTIES, a California corporation
     To          : CALPROP, L.P., a Delaware limited partnership
     Recorded    : January 4, 1995, Series No. 95001088, Official Records.


                              FIRST AMERICAN TITLE

                                                            Order No. SP156410
                                                                Page  No. 7

                               LEGAL DESCRIPTION

REAL PROPERTY in the City of Pleasanton, County of Alameda, State of California, described as follows:

PARCEL ONE:

Parcel 2, Parcel Map 6859, filed August 4, 1995, Book 218, of Parcel Maps, Page 75, Alameda County Records.

Excepting therefrom:

All oil, gas, minerals and other hydrocarbon substances in and under or that may be produced from a depth below 500 feet from the surface of said land, without right of entry upon the surface of said land, for the purpose of mining, drilling exploring or extracting such oil, gas, minerals and other hydrocarbon substances or other use of or rights in or to any portion of the surface of said land to a depth of 500 feet below the surface thereof, as reserved in the Deed from Volk-McLain Communities, Inc. to Qualified Investments, Inc., recorded June 27, 1967, Reel 1988, Image 207, Series No. AZ/60836, Official Records.

A.P. No. 941-1301-062 (portion)

PARCEL TWO:

Non-Exclusive easement appurtenant to Parcel One for ingress, egress and access for the passage of vehicles and pedestrians as created by Paragraph 2.3 of the instrument entitled "Declaration of Covenants, Conditions and Restrictions (Parcels 1 and 2, Parcel Map 6859)" recorded August 4, 1995, Series No. 95172357, Alameda County Records, upon the terms and conditions contained in said instrument over lands in the City of Pleasanton, County of Alameda, State of California; described as follows:

The Westerly 40 feet of Parcel 1, Parcel Map 6859 filed August 4, 1995, Book 218, of Parcel Maps, Page 75, Alameda County Records.

PARCEL THREE:

Non-exclusive parking and passage of Motor Vehicles appurtenant to Parcel One as contained in the Declaration of Covenants, Conditions and Restrictions recorded August 4, 1995, Series No. 95172357, Official Records, upon the terms and conditions therein.

                                     *****

                                   EXHIBIT A

                              FIRST AMERICAN TITLE

                                     NOTICE

Section 12413.1 of the California Insurance Code effective January 1, 1990, requires that any Title Insurance Company, underwritten Title Company, or controlled Escrow Company handling funds in an escrow or sub-escrow capacity, wait a specified number of days after depositing funds, before recording any documents in connection with the transaction or disbursing funds. This statute allows for funds deposited by wire transfer to be disbursed the same day as deposit. In the case of cashier's checks or certified checks, funds may be disbursed the next day after deposit. In order to avoid unnecessary delays of three to seven days, or more, please use wire transfer, cashier's checks, or certified checks whenever possible.

If you have any questions about the effect of this new law, please contact your local First American Office for more details.

                                     NOTICE

In accordance with Sections 18662 and 18668 of the Revenue and Taxation Code, a buyer may be required to withhold an amount equal to three and one-third percent of the sales price in the case of the disposition of California real property interest by either:

        1. A seller who is an individual with a last known street address outside of California or when the disbursement instructions authorize the proceeds be sent to a financial intermediary of the seller, OR

        2. A corporate seller which has no permanent place of business in California.

        The buyer may become subject to penalty for failure to withhold an amount equal to the greater of 10 percent of the amount required to be withheld or five hundred dollars ($500).

        However, notwithstanding any other provision included in the California statutes referenced above, no buyer will be required to withhold any amount or be subject to penalty for failure to withhold if:

        1. The sales price of the California real property conveyed does not exceed one hundred thousand dollars ($100,000), OR

        2. The seller executes a written certificate, under the penalty of perjury, certifying that the seller is a resident of California, or if a corporation, has a permanent place of business in California, OR

        3. The seller, who is an individual, executes a written certificate, under the penalty of perjury, that the California real property being conveyed is the seller's principal residence (as defined in Section 1034 of the Internal Revenue Code).

        The seller is subject to penalty for knowingly filing a fraudulent certificate for the purpose of avoiding the withholding requirement.

        The California statutes referenced above include provisions which authorize the Franchise Tax Board to grant reduced withholding and waivers from withholding on a case-by-case basis.

        The parties to this transaction should seek an attorney's, accountant's, or other tax specialist's opinion concerning the effect of this law on this transaction and should not act on any statements made or omitted by the escrow or closing officer.


                              FIRST AMERICAN TITLE                       [LOGO]

                                                              [RECORDING STAMP]

Recording Requested by and
When Recorded Mail to:

Sidley & Austin
555 West Fifth Street
Los Angeles, California 90013-1010

Attention: James F. Donlan, Esq.

FIRST AMER 500974

             DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS
                      (Parcels 1 and 2, Parcel Map 6859)

        This Declaration of Covenants, Conditions and Restrictions ("Declaration") is made on JULY 6, 1995 by CalProp, L.P., a Delaware limited partnership ("Declarant"), with reference to the following facts:

        A. Declarant is the owner of real property in the City of Pleasanton, California, known as Parcel A of Amended Parcel Map 3971, filed June 27, 1983, in Book 138 of Parcel Maps, at Page 63, Alameda County Records, as amended December 14, 1989, in Book 187 of Parcel Maps, at Page 78, Alameda County Records (the "Property");

               B. Concurrently herewith, Declarant is recording Parcel Map 6859 in the Alameda County Records, pursuant to which the Property will be subdivided into Parcel 1 of said Parcel Map 6859 ("Parcel 1") and Parcel 2 of said Parcel Map 6859 ("Parcel 2");

               C. Parcel 1 has been improved with improvements, including a building containing approximately 3,937 square feet currently utilized as a retail banking branch office (the "Parcel 1 Building"), together with surface parking for 61 motor vehicles, vehicular roadways and pedestrian passageways, as depicted on Exhibit "A" hereto;

               D. Declarant has established a general plan described in this Declaration for the improvement and development of the Property, and each of the parcels on the Property, and desires to provide for the harmonious and uniform development of the Property in accordance with said plan of development;

               E. Pursuant to the general plan of development, Parcel 2 will be improved with retail and/or other commercial improvements, together with surface parking, vehicular roadways and pedestrian passageways that will serve the retail and/or other commercial improvements and will be coordinated with and complementary to the surface parking, vehicular roadways and pedestrian passageways on Parcel 1;


                                   EXHIBIT E

        F. As a condition to its approval of Parcel Map 6859, the City of Pleasanton (the "City") has required that Declarant record reciprocal access, parking and utility casements between Parcel 1 and Parcel 2 (the "Parcels"), and covenants, conditions and restrictions that provide for a single party to be responsible for the maintenance and repair of the Property:

        G. Declarant is making this Declaration to describe its general plan of development for the Property, and to provide for reciprocal access, parking, and utility casements and to provide for the coordinated maintenance and repair of the Property as required by the City.

        NOW, THEREFORE, Declarant declares that the Property, and each of the Parcels on the Property, is, and shall be, held, conveyed, hypothecated, encumbered, leased, rented, used and occupied subject to the following limitations, reservations, covenants, conditions, and servitudes, all of which are declared and agreed to be in furtherance of and pursuant to a general plan for the development of the Property, and all of which are declared and agreed to be for the purpose of enhancing, maintaining and protecting the value and attractiveness of the Property. These provisions are imposed upon Declarant and its successors in interest as owners of all or part of the Property, and are for the benefit of each of the Parcels, and shall bind the owners thereof. These provisions shall not only be a burden upon and a benefit to the original owners of each of the Parcels, but shall also be a burden upon and a benefit to their respective successors and assigns. All covenants are intended as and are declared to be covenants running with the Property as well as equitable servitudes upon the Property.

1.      DEFINITIONS

        1.1 Easement Areas. The Parcel 1 Easement Area, the Driveway Easement Area, and the Parcel 2 Easement Area are sometimes referred to herein collectively and individually respectively as the "Easement Areas" or an "Easement Area."

        1.2 Managing Owner. Until such time as the first Certificate of Occupancy is issued for a building constructed on Parcel 2, the "Managing Owner" shall mean the Owner of Parcel 1. From and after the time when the first Certificate of Occupancy is issued for a building constructed on Parcel 2, the "Managing Owner" shall mean the Owner whose Parcel contains more than 50% of the total floor area of all buildings constructed on the Property; provided, however, in the event the total building floor area of Parcel 1 is equal to the total building floor area of Parcel 2, the Owner of Parcel 2 shall be the Managing Owner.

        1.3 Non-Managing Owner. Any Owner who is not the Managing Owner shall be a "Non-Managing Owner."

        1.4 Parcels. Parcel 1 and Parcel 2 are sometimes referred to herein collectively as the "Parcels" or each individually a "Parcel".

        1.5 Owner. "Owner" means each person or entity holding a record ownership interest in a Parcel, including Declarant, but shall not include persons or entities who hold an interest in a Parcel only as security for the performance of an obligation.

        1.6 Parking Areas. The term "Parking Areas" shall mean those areas of the Parcels which are now or hereafter utilized for the parking of vehicles and vehicular and pedestrian circulation.

        1.7 Permittees. The term "Permittees" shall mean an Owner's lessees and sublessees, including their agents, employees, officers, directors, licensees, invitees and guests, as shall be authorized by an Owner from time to time.

        1.8 Signature Center Owners Association. "Signature Center Owners Association" shall mean the owners association contemplated by the Declaration of Covenants, Conditions and Restrictions of Meyer Center - Pleasanton recorded on June 30, 1983, as Instrument No. 83-115477, currently known as Signature Center Owners Association, a California nonprofit mutual benefit corporation.

2.      EASEMENTS FOR ACCESS AND PARKING

        2.1 General Plan of Development. Notwithstanding that Parcel 1 and Parcel 2 may have separate ownerships in the future, Declarant desires that (a) the design of the driveways and parking areas constructed on Parcel 2 will be coordinated with the design of the driveways and parking areas on Parcel 1 (and, to the extent necessary or desirable to accomplish the same, the design of the driveways and parking areas on Parcel 1 may be modified by the Owner of Parcel 2, at such Owners' sole cost and expense); (b) the Owner of Parcel 1 and its Permittees will have the right to travel upon Parcel 2 and to park in the designated Parking Areas located on Parcel 2, (c) the Owner of Parcel 2 and its Permittees will have the right to travel upon Parcel 1 and to park in the designated Parking Areas located on Parcel 1, and (d) the Owner of Parcel 2 will have a perpetual, non-exclusive right of access over and across Parcel 1 to provide ingress to and egress from the public right of way commonly known as Stoneridge Drive. The easements hereby created in order to accomplish the foregoing shall be perpetual and appurtenant to the stated dominant tenements and shall be limited to the purposes set forth herein.

        2.2 Parking and Access Easements for the Benefit of Parcel 2. The Owner of Parcel 2 shall have a perpetual, non-exclusive easement appurtenant to Parcel 2 for the benefit of Parcel 2, and for the use of its Owner and such Owner's Permittees, for the parking of motor vehicles and the passage of motor vehicles and pedestrians on, over, across and through portions of Parcel
1 constructed and maintained for the parking of motor vehicles and for the passage of vehicles and pedestrians, as the same may from time to time (and subject to the other provisions of this Agreement) be modified or altered (the "Parcel 1 Easement Area"). Notwithstanding the foregoing, the Owner of Parcel 1 shall retain for the benefit of its Permittees the exclusive right to park vehicles in up to three parking spaces located adjacent to the Parcel 1 Building and identified by appropriate signage.

        2.3 Easement for Access to Public Right-of-Way for the Benefit of Parcel 2. Without limiting the generality of the easement for access described in Paragraph 2.2, the Owner of Parcel 2 shall have a perpetual, non-exclusive easement appurtenant to Parcel 2 for the benefit of Parcel 2, and for the use of its Owner and such Owner's Permittees, on, over, across and through the westerly forty feet of Parcel 1 (the "Driveway Easement Area") for the purpose of providing ingress, egress and access for the passage of vehicles and pedestrians between Parcel 2 and the public right of way commonly known as Stoneridge Drive.

        2.4 Pricing and Access Easements for the Benefit of Parcel 1. The Owner of Parcel 1 shall have a perpetual, non-exclusive easement appurtenant to Parcel 1 for the benefit of Parcel 1, and for the use of its Owner and such Owner's Permittees, for the parking of motor vehicles and the passage of motor vehicles and pedestrians on, over, across and through such portions of Parcel 2 as may from time to time be improved and maintained for the parking of motor vehicles and for the passage of vehicles and pedestrians (the "Parcel 2 Easement Area"). Notwithstanding the foregoing, there is reserved to the Owner of Parcel 2 the right at all times to designate reasonable and customary numbers of parking spaces on Parcel 2 for the exclusive use of handicapped Permittees.

        2.5 Non-Exclusive Parking. In order to facilitate the availability of parking spaces, whether located on Parcel 1 or Parcel 2, for the benefit of the entire Property, except as otherwise provided herein, or except as expressly approved by the City, no parking space within the Property will be designated for the exclusive use of any Owner or any Owner's tenant or other Permittee. In the event the City approves such exclusive use, the Owners will execute such documents, and take any and all actions required in connection with effectuating the same, including but not limited to amending this Declaration.

        2.6 Restriction on Parcel 1 Building. Purchaser acknowledges that Parcel 1 currently is improved with the Parcel 1 Building, which contains approximately 3,937 square feet of floor area, and provides parking spaces for 61 motor vehicles as depicted on Exhibit "A" hereto. In order that a determinable number of parking spaces on Parcel 1 will be available for the benefit of improvements that may in the future be constructed on Parcel 2, the building floor area of the Parcel 1 Building will not be increased to more than 4,000 square feet, nor shall the Parcel 1 Building for any reason (including following any event of damage or destruction or condemnation) be replaced with improvements containing more than 4,000 square feet of building floor area.

        2.7 Redesign of Parcel 1 Easement Area. In furtherance of Declarant's general plan that the surface parking, vehicular roadways and pedestrian passageways serving the retail and/or other commercial improvements constructed on Parcel 2 be coordinated with and complementary to the surface parking, vehicular roadways and pedestrian passageways located on Parcel 1, as well as that the vehicular roadways and pedestrian passageways located on the Property be coordinated with and complementary to the vehicular roadways and surface parking located on the improved property located immediately to the north of the Property and commonly known as 4900 Hopyard Road, to the extent necessary or desirable to provide for such a coordinated and complementary design, the Owner of Parcel 2 will have the right to enter upon Parcel 1 for the purpose of modifying the locations of the parking spaces and driveways (and, to the extent necessary to accomplish the same, the locations of curbs, sidewalks, landscaping, and other improvements located on Parcel 1, but excluding the Parcel 1 Building) from those depicted on Exhibit A at such Owner's sole cost and expense, provided that (a) such modifications have been approved by City, (b) the construction of such modifications does not prevent access between Parcel 1 and the public right of way commonly known as Stoneridge Drive, and (c) during the course of such construction at least the number of parking spaces required by the City's zoning code for a building used for retail banking services with a building floor area of 4,000 square feet will remain available and fully accessible to Permittees of the Owner of Parcel 1 at all times during customary banking hours. Without limiting the generality of the foregoing, the Owner of Parcel 2, in improving Parcel 2 with buildings and other improvements, will have the right to relocate the driveway access between Parcel 2 and Stoneridge Drive to another location on Parcel 1 or the Property.

        2.8 Restrictions on Easements. The easements created by Paragraphs 2.2, 2.3 and 2.4, above shall be subject to the following reservations as well as other provisions contained in this Declaration:

                (a) Except as specifically provided for otherwise in the following subparagraphs, no fence or other barrier which would unreasonably prevent or obstruct the passage of pedestrian or vehicular travel for the purposes herein permitted shall be erected or permitted within or across any portion of the Property.

                (b) In connection with any construction, reconstruction, repair or maintenance on its Parcel, there is hereby reserved to each Owner the right to create a temporary staging area on its Parcel at such location as will not unreasonably interfere with access to the Parking Areas on its Parcel.

                (c) There is hereby reserved to each Owner the right, from time to time, without obtaining the consent or approval of any other Owner, to make, from time to time, at its own expense changes, modifications or alterations to the Parking Area on its Parcel, provided that:

                        (i) the accessibility of such Parking Area for pedestrian and vehicular traffic (as it relates to the other Owner's Property) is not unreasonably restricted or hindered;

                        (ii) with respect to Parcel 1, all parking stalls and rows and vehicular traffic lanes shall remain generally as shown on Exhibit "A" hereto, except to the extent modified pursuant to Paragraph 2.7;

                        (iii) no governmental rule, ordinance or regulation shall be violated as a result of such action, and such action shall not result in any other Owner being in violation of any governmental rule, ordinance or regulation;

                (iv) except as otherwise provided in Paragraph 2.7, no change shall be made in the access points between the Parking Area and the public streets, provided, however, that additional access points may be created with the approval of each other Owner, such approval not to be unreasonably withheld; and

                (v) at least thirty (30) days prior to making any such change, modification or alteration, the Owner desiring to do such work shall deliver to the other Owner copies of the plans therefor, and provided further that, if possible, such work shall not occur between October 1 and the following January 31.

        (d) There is further reserved to each Owner the right to close off such portion of an Easement Area located on its Parcel for such reasonable period of time as may be legally necessary, in the opinion of such Owner's counsel, to prevent the acquisition of prescriptive rights by anyone; provided, however, that prior to closing off any portion of an Easement Area, as herein provided, such Owner shall give written notice to each other Owner of its intention to do so, and shall attempt to coordinate such closing with each other Owner so as not to materially interfere with each other Owner's business operations.

   2.9 Utility Easements. There are hereby created in favor of each Owner, for the benefit of the Owner of each Parcel, together with the right to transfer the same, perpetual, non-exclusive easements for utilities appurtenant to each Parcel, and burdening each other Parcel, provided, however, that such easements will not be located under any improvements designed for human occupancy. In the event any Owner wishes to construct a building or other improvements within an existing utility easement, such Owner will have the right to relocate such easement and/or utility transmission lines, at such Owner's sole cost and expense; any such relocation shall be effected in a manner that minimizes the interference to the business conducted on the other Owner's Parcel.

   2.10 Drainage Easements. There is hereby created in favor of each Owner for the benefit of the Owner of each Parcel, a perpetual, non-exclusive easement appurtenant to each Parcel, and burdening each other Parcel, for the purpose of drainage of water (including, but not limited to excess storm water), to the extent necessary to accommodate the general drainage plan for the Property approved by the City and/or other governmental authorities.

3. PLAN OF MAINTENANCE AND REPAIR

   3.1 Responsibility for Maintenance and Repair. The Managing Owner will be responsible for causing the Easement Areas located on the Property to be kept and maintained in a first class condition of cleanliness and repair in the manner described in this Article 3. Notwithstanding the foregoing, the Managing Owner will not have responsibility for any matters that are the responsibility of Signature Center Owners Association.

   3.2 Cost of Maintenance and Repair. All Owners will be required to contribute their respective pro rata shares of the cost of maintenance and repair of the Easement Areas (including but not limited to maintenance, repair and replacement of all parking areas, driveways, landscaping, and cleaning, selling, restriping, repaving the parking areas), including all costs of utilities related thereto and reasonable management fees charged by third-party property managers, incurred by the Managing Owner. Each Owner's pro rata share will be equal to a fraction, the numerator of which shall be the number of square feet of land within the Owner's Parcel, and the denominator of which shall be the total number of square feet of land within the Property. Such costs will be billed by the Managing Owner not more frequently than monthly; the Managing Owner's invoice shall be accompanied by materials supporting the calculation stated on the invoice. The amount stated on the invoice may include an administrative fee not to exceed 10% of the cost of labor and materials, and will be due and payable within 10 days after receipt of the Managing Owner's invoice. The Managing Owner, at its election, may bill the other owners on the basis of reasonable estimates of the cost to maintain the Property, with a reconciliation to actual costs not less frequently than annually. If an Owner fails to pay its pro rata share of maintenance costs within 10 days after receiving a written statement, the invoiced Owner will owe, in addition to the amounts shown on the invoice, a late charge equal to 5% of the amount not paid. If any invoice is not paid within 30 days, the amount not paid will thereafter bear interest at the rate of 10% per annum until paid. In the event an action is commenced to collect any such amount, the prevailing party will have the right to recover its attorneys' fees and costs; for purposes of the foregoing, the Managing Owner will be considered the prevailing party if any amounts are determined to be owned by the Non-Managing Owner, even if the amount of damages awarded by the court is less than the amount sought in the Managing Owner's complaint.

        3.3 Excessive Need for Maintenance or Repair. If, in the reasonable opinion of the Managing Owner, any portion of the Property requires disproportionate expense in order to be kept in a first-class condition of cleanliness and repair, and/or has been damaged to an extent beyond that attributable to normal wear and tear or damage by the elements, the Managing Owner shall have the right to send written notice of such failure to the Owner who (or whose Permittee) is responsible, which notice shall be in writing and specify what action is to be taken. If after thirty (30) days' written notice the responsible Owner fails to take the required action, then the Managing Owner sending the notice shall have the right to cause to be done all acts required to maintain or repair the Easement Area. All cost of such maintenance and repair, including management and administrative fees, shall be payable by the responsible Owner to the Managing Owner.

        3.4 Maintenance or Repair by the City. In the event the Managing Owner has failed to perform its responsibilities for repair and maintenance of the Property, the City may give notice of that fact to the Managing Owner. Any such notice shall be in writing and shall specify in detail the manner in which the City believes the Property is not being maintained and/or repaired to the standards specified in this Article 3. If, within 30 days after receipt of such notice, the Managing Owner has not performed such maintenance or repair (or, if such maintenance or repair could reasonably be expected to require more than 30 days to complete, if the Managing Owner has not commenced such repair, and is not pursuing it to completion with reasonable diligence), then, following further written notice from the City, the City may at its election perform such maintenance and repair and recover the cost thereof from the respective Owners in accordance with the provisions of Paragraph 3.2 hereof; provided, however, that nothing in this Paragraph 3.4 shall be deemed to or obligate the City to perform the maintenance responsibilities of the Managing Owner, or relieve the Managing Owner of its responsibility under this Article 3.

        3.5 Joint and Several Liability. In the event a Parcel is owned by more than one Owner, all Owners will be jointly and severally liable for their obligations set forth in this Article 3.

4.      DAMAGE AND DESTRUCTION

        If any portion of an Easement Area is damaged, regardless of the cost of repair or the existence of insurance coverage, each Owner having an easement therein for parking shall have the right (provided that such Owner or such Owner's Permittee was not the cause of the damage) to require that the damage be repaired and the damaged improvements be restored by the Owner of the damaged parcel (the "Responsible Owner") to the condition existing immediately prior to the damage or to a condition providing comparable facilities, provided the cost is no greater than that of restoring the same to the condition existing prior to the damage. Any such work shall be promptly performed or caused to be promptly performed by the Responsible Owner; if the Responsible Owner fails to do so after thirty (30) days written notice from any other Owner, then the Owner sending the notice shall have the right to enter onto such Parcel and to do or cause to be done all acts required to repair the damage. All insurance proceeds payable for the damage shall be made available to the Owner who performs or causes the performance of the work to pay for the cost of repairs. Any cost of repairs in excess of available insurance proceeds shall be payable by the Responsible Owner to the Owner who performs or causes the work to be performed.

5.      CONDEMNATION

        In the event that all or a portion of a servient tenement is taken pursuant to the exercise of the power of eminent domain or pursuant to an agreement entered into under the threat of the exercise of the power of eminent domain (a "Taking") so as to result in the loss of one or more parking spaces or the loss of access to or egress from such parking spaces, then any portion of the parking easements that the Owner of the affected dominant tenement determines can no longer be used for the purposes specified herein shall cease and terminate as of the date of transfer of title to the condemning authority or the date that the condemning authority takes possession of the affected servient tenement, whichever first occurs. The amounts payable by the condemning authority as proceeds, awards, damages, compensation and payments of every other kind for the complete or partial Taking of the servient tenement shall be paid to the Owner of the Parcel constituting the servient tenement, except that each other Owner of the Parcel constituting the dominant tenement shall have the right to receive severance damages that may accrue to its Parcel as a result of the Taking.

6.      INDEMNIFICATION

        Each Owner shall hold harmless, indemnify, and defend the other Owner against any and all claims, demands, actions, causes of action, damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees), which arise out of or in connection with injury or damage to persons or property caused by the indemnifying Owner, or the agents, contractors, employees, lessees or Permittees of such Owner, in connection with the use of the Easement Areas. An Owner shall have no obligation to indemnify another Owner against any such matters arising in whole or in part from the negligence or willful act or omission of the other Owner, or the other Owner's agents, contractors, employees, lessees, or Permittees.

7.      TERM AND TERMINATION

        7.1 Term. This Declaration and the easements provided for herein shall run with the land and shall continue in full force and effect for a perpetual term commencing on the date hereof unless terminated with the consent of all the Owners or in accordance with law.

        7.2 Amendment. Any provision, covenant, condition or restriction contained within this Declaration may be terminated or modified only with the written consent of the Owners who have an interest in the right being terminated or modified. No termination or modification will be effective until a written instrument setting forth its terms and referring to this Agreement has been executed and acknowledged by the required owners and recorded in the office of the Recorder of Alameda County, California. All Permittees and other persons having a possessory interest in any of the Properties or any portion thereof or any interest in the easements granted herein will be bound by and subject to the terms of any such modification or termination accomplished in accordance with the provisions of this Paragraph 7.2.

8.      MISCELLANEOUS

        8.1 Relationship of Owners. This Declaration shall not constitute nor be deemed to constitute the Owners as partners or joint venturers with each other nor constitute any Owner the agent of any other Owner nor shall it impose upon any Owner any fiduciary duty.

        8.2 Severability. If any clause, sentence or other portion of the terms, conditions, covenants and restrictions of this Declaration is now or subsequently becomes illegal, null or void for any reason, or is held by any court of competent jurisdiction to be so, the remaining portions will remain in full force and effect.

        8.3 Lawful Money. All amounts payable under this Agreement shall be paid in lawful money of the United States of America. Except as otherwise provided in Paragraph 3.2, any moneys expended by one Owner for which the Owner is entitled to demand repayment from another Owner as provided in this Agreement shall bear interest at the rate of ten percent (10%) per annum.

        8.4 Title and Captions. The title of this Agreement and the captions for various sections, paragraphs and subparagraphs shall not be deemed to limit, or be used in any way to interpret or describe, the scope, content or intent of this Agreement or any part or parts of this Agreement.

        8.5 Attorneys' Fees. In the event of any litigation or other proceedings (including arbitration) involving the parties hereto for the enforcement or interpretation of any of the provisions of this Agreement, or any right of either party hereto, the unsuccessful party in such litigation or other proceedings hereby agrees to pay to the successful party all costs and expenses, including reasonable attorneys' fees and court costs (whether incurred at the trial, appellate or administrative levels), incurred by the successful party in such litigation or other proceedings, all of which may be included in, and is a part of, any judgment or decision rendered in such litigation or other proceedings.

        8.6 Entire Agreement. This document contains the entire agreement of the parties hereto concerning the grant and use of the easements granted herein and the covenants made herein and supersedes all prior or contemporaneous oral or written understandings or agreements.

        8.7 Notices. All notices, statements, demands, approvals or other communications ("Notices") to be given under or pursuant to this Agreement shall be in writing, addressed to a party at its respective address as provided opposite its signature and will be delivered in person, or by first-class mail, postage prepaid. Notices will be deemed to have been given on the commencement of the second full day after the date of mailing or, if delivered in person, on the date of delivery. Any change in the address may be changed by delivery of notice in compliance with the provisions of this paragraph.

        8.8 Binding. This Agreement shall be binding upon and inure to the benefit of the heirs, personal representatives, assigns or successors of each of the parties hereto.

        8.9 Future Assurances. The Owners of the Parcels will take such further actions, including but not limited to entering into and recording additional easement agreements, as may be necessary or desirable (or required by any lender or title insurer) to effectuate the intention of the parties to this Agreement. Without limiting the generality of the foregoing, the Owner of Parcel 1 shall grant such additional easements as are necessary and appropriate to facilitate the development of Parcel 2 and do not materially adversely affect Parcel 1, including, but not limited to, easements for utilities and easements for storm water runoff and drainage, and will join in any applications to the City or any other governmental authority required in connection with the redesign of the Parcel 1 Easement Area as contemplated by Paragraph 2.7. PUD 80-16-3M (the "PUD"), which was approved by the City as Ordinance No. 1477 for the development of Parcel 2, may be modified in the future, and Declarant's general plan for the Property contemplates that Parcel 2 may be developed in a manner that is materially different from that described in the PUD.

        8.10 Mortgagee Protection. No breach of any of the covenants, conditions and restrictions herein contained shall render invalid the lien of any mortgage or deed of trust made in good faith and for value, but all of said covenants, conditions and restrictions shall be binding upon and effective against any Owner whose title is derived through foreclosure or trustee's sale, or otherwise.

                                        CALPROP, L.P., a Delaware
                                        limited partnership,

                                        By: HIGHRIDGE CALPROP, INC.,
                                            a California corporation,
                                            its general partner

                                            By:  /s/
                                                 -------------------------
                                            Its: Vice President

                                        By: CALPROP PORTFOLIO, INC.,
                                            a Delaware corporation,
                                            its general partner

                                            By:  /s/
                                                 ---------------------------
                                            Its: Vice President

STATE OF CALIFORNIA        )
                             SS.
COUNTY OF LOS ANGELES      )

On July 7, 1995, before me, Nina Cochrane, notary public, personally appeared Jack Mahoney, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.


/s/ Nina Cochrane                               [SEAL]
- ---------------------------------


STATE OF CALIFORNIA        )
                             SS.
COUNTY OF LOS ANGELES      )

On July 11, 1995, before me, Muthiah Nachiappan, notary public, personally appeared Andrew Isaac Sands, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity(ies), and that by his signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.


/s/ Muthiah Nachiappan                          [SEAL]
- ---------------------------------

                             BENEFICIARY'S CONSENT

        The undersigned, being the beneficiary of the deed of trust recorded in the Official Records of Alameda County on January 4, 1995 as Instrument No. 95-897 (the "Deed of Trust"), hereby consents to the covenants, conditions and restrictions contained in this Declaration, and agrees that the lien of the Deed of Trust shall be and is hereby made subordinate to the covenants, conditions and restrictions hereof.

                                        SALOMON BROTHERS REALTY CORP.,
                                        a New York corporation


                                        By: /s/ Kenneth R. Spears
                                            --------------------------
                                            Its: Authorized Agent


STATE OF NEW YORK     )
                      SS.
COUNTY OF NEW YORK    )

On July 6th, 1995, before me, Krystyna Gaboff, notary public, personally appeared Kenneth R. Spears, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the name of his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.


/s/ Krystyna Gaboff
- ----------------------------


         KRYSTYNA GABOFF
 NOTARY PUBLIC, State of New York
         No. 01GA4846117
    Qualified in Kings County
Commission Expires Sept. 30, 1995

                                   EXHIBIT A